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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant ☐
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☐	Soliciting Material under §240.14a-12

CIBER, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

To Our Shareholders:

On behalf of the Board of Directors of Ciber, I am pleased to invite you to the 2015 Annual Meeting of Shareholders of Ciber, Inc. We will be holding the meeting as a "virtual meeting" over the Internet on June 24, 2015, at 9:00am Mountain Time. Instructions for attending the virtual meeting are included in the attached proxy statement.

Also included in the attached proxy statement are complete descriptions of the matters to be decided at our annual meeting. You will find that we are proposing the election of two members to our Board of Directors, advisory approval of the compensation of our named executive officers, ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm and the approval of the Amended and Restated 2004 Incentive Plan. Please give each of the proposals your careful consideration.

We value your participation in the governance of Ciber. You may participate by joining the annual meeting or by casting your votes by proxy. To make your voting experience as easy as possible, we have included a proxy card that you may complete and return to us. We have also provided instructions for voting electronically via the Internet or by telephone. The attached proxy statement includes detailed instructions for all of these voting options. If you have any questions about voting or attending the annual meeting, please contact our Corporate Secretary and let us know how we can help.

As always, we encourage every shareholder to communicate directly with Ciber's management and with the Board of Directors. We look forward to hearing from you.

Sincerely,

Paul A. Jacobs
 Chairman of the Board
Greenwood Village, Colorado
April 30, 2015

6363 South Fiddler's Green Circle, Suite 1400
Greenwood Village, Colorado 80111

NOTICE OF THE 2015 ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, June 24, 2015
Time:	9:00am Mountain Time
Location:	The 2015 Annual Meeting of Shareholders of Ciber, Inc. will be held as a "virtual meeting" via the Internet by accessing this website: www.virtualshareholdermeeting.com/CBR2015
Follow the directions at that website to log into the meeting. Use the twelve-digit number printed on your proxy card to register on the site. We recommend that you log in at least fifteen minutes in advance of the meeting to ensure that you are logged in when the meeting starts.
Items of Business:	We will present the following proposals for your consideration at the annual meeting:
	1.	Elect two Class III Directors;
	2.	Seek advisory (non-binding) approval of the compensation of our named executive officers;
	3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
	4.	Approve the Amended and Restated 2004 Incentive Plan.
Each of these proposals is described in detail in our proxy statement that accompanies this notice. In addition, we will transact any other business that may properly come before the annual meeting, or any adjournment or postponement of the annual meeting.
Record Date:	Shareholders of record of Ciber common stock (NYSE: CBR) at the close of business on April 29, 2015, are entitled to vote at the meeting, or any adjournment or postponement of the meeting. A list of shareholders entitled to vote at the meeting will be available for examination at Ciber's corporate offices for ten days prior to and during the annual meeting.
Proxy Voting:	We encourage you to cast your vote in advance of the meeting. This will ensure the presence of a quorum at the meeting. You may vote your shares by submitting a proxy card or by telephone or Internet. If you submit your proxy in advance of the meeting, you may revoke your proxy at any time and you may still vote your shares at the annual meeting (see the proxy statement for more information).

Your vote is important to us, so please contact us if you have any questions about the meeting or the voting process.

By order of the Board of Directors,

M. Sean Radcliffe
 Senior Vice President, General Counsel, and Secretary
Greenwood Village, Colorado
April 30, 2015

2015 Proxy Statement 1

2 2015 Proxy Statement

Part 1—Information Concerning Solicitation and Voting

Information about the Annual Meeting

Date:	Wednesday, June 24, 2015
Time:	9:00am Mountain Time
Location:	The 2015 Annual Meeting of Shareholders will be a "virtual" meeting, which means that there is no physical location. Instead, the meeting is conducted with all participants logged into a website:
www.virtualshareholdermeeting.com/CBR2015

Shares Entitled to Vote

Shareholders of record of Ciber common stock (NYSE: CBR) at the close of business on the Record Date, April 29, 2015, are entitled to vote at the annual meeting, or any adjournment or postponement of the annual meeting. Each shareholder entitled to vote at the annual meeting will be entitled to one vote per share of common stock. A list of shareholders entitled to vote at the annual meeting will be available for examination at Ciber's corporate offices for ten days prior to and during the annual meeting. To request examination of the list, contact the Corporate Secretary and be prepared to reference the information on your proxy card to verify your status as a shareholder.

On the Record Date, there were approximately 78,834,846 shares of common stock outstanding.

Attendance at the Virtual Annual Meeting

To attend the virtual annual meeting, log on to www.virtualshareholdermeeting.com/CBR2015 at least 15 minutes prior to the start of the meeting. Register on the website as a shareholder by using the twelve-digit number printed on your proxy card. During the virtual meeting, you may electronically submit your vote or change or revoke a prior vote. Select the "Vote" button and complete the information from your proxy card to verify your eligibility to vote. Be sure to characterize whether the vote is your first vote or the withdrawal of a prior vote. Your vote must be cast before the polls are closed.

Solicitation of Proxies

We pay the cost of printing and mailing all proxy and voting materials and all solicitation expenses associated with this proxy statement. The Board of Directors of Ciber is soliciting the proxy accompanying this proxy statement. Proxies may be solicited by Ciber's officers, directors, and employees, none of whom will receive any additional compensation for such activity. In addition, MacKenzie Partners, Inc. may solicit proxies on our behalf. We anticipate that the cost of MacKenzie's services will not exceed $15,000. These solicitations may be made personally or by telephone, mail, email, or the Internet. We will reimburse brokerage firms, banks, and other fiduciaries for the expense of forwarding solicitation materials to their principals.

Revocation of Proxies

At any time prior to final tabulation of the votes on June 24, 2015, you may change your vote or revoke your proxy by following one of the procedures set forth below:

  •
  If you are a shareholder of record, deliver a letter, signed and in writing, to our Corporate Secretary stating your desire to revoke your proxy. The letter must be dated later than the date
2015 Proxy Statement 3

    stated on the proxy you wish to revoke and must be received before the annual meeting. Address the letter to: Ciber, Inc., Attention: Corporate Secretary, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

  •
  If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

  •
  Attend the virtual annual meeting and submit your vote prior to the close of the polls. Attending the virtual annual meeting will not, absent specific instructions from you, revoke or alter your proxy.

Other Matters Related to Voting

Householding.    Under a procedure called "householding," we hope to reduce the environmental impact and cost of the proxy process by sending a single copy of this proxy statement and all related materials when multiple shareholders share an address. Any shareholder at such an address may ask to receive a separate copy of this proxy statement and all related materials. If you wish to receive a separate copy, contact us and we will promptly mail a complete set to you: Ciber, Inc., Attention: Corporate Secretary—Annual Meeting Document Request, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

If you are receiving multiple copies of our proxy statement or related materials at your address, you may request householding in the future. Registered shareholders may send that request to our transfer agent, while beneficial shareholders will need to contact each broker or bank where you hold Ciber common stock.

Quorum.    Our bylaws provide that the holders of not less than a majority of the shares of common stock entitled to vote at the annual meeting must participate in order to constitute a quorum and conduct business at the annual meeting. We count on your participation by proxy or at the annual meeting to help us achieve a quorum. So we may verify that we have a quorum in advance of the annual meeting, please complete your proxy (by mail or electronically) and return it promptly.

Effect of Abstentions on Quorum.    The shares of a shareholder whose proxy card is marked to "abstain" with respect to any proposal will be included in the number of shares present at the annual meeting to determine whether a quorum is present.

Brokers.    If your shares are held in the name of a bank or broker, the process for voting by mail, telephone or Internet will depend on the processes of your bank or broker, and you should follow the voting instructions on the form you receive from your bank or broker. If you wish to vote the shares you own beneficially at our annual meeting, you must first request and obtain a legal proxy from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as "uninstructed shares." Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the ballot item. See the full description of each proposal, below, for a complete description of how uninstructed shares impact the vote on a given proposal.

Online Availability of Information.    The proxy statement and 2014 Annual Report on Form 10-K are available at www.ciber.com under "Investor Relations—Financials."

This proxy statement is dated April 30, 2015 and is first being mailed to shareholders on or about April 30, 2015.

4 2015 Proxy Statement

Part 2—Proposals to Be Voted On

Proposal Summary

The following proposals will be voted on at the 2015 Annual Meeting of Shareholders:

		More Information About the Proposal	Board Recommendation
Proposal 1:	Elect two Class III Directors Richard K. Coleman, Jr. Mark Lewis	Page 6	✓For the Nominees
Proposal 2:	Advisory vote to approve the compensation of our named executive officers	Page 7	✓For
Proposal 3:	Ratification of the appointment of independent registered public accounting firm	Page 8	✓For
Proposal 4:	Approve the Amended and Restated 2004 Incentive Plan	Page 9	✓For

The following chart summarizes the voting standards and handling of uninstructed shares applicable to each of the proposals to be voted on at the 2015 Annual Meeting of Shareholders:

		Voting Standard	Treatment of Uninstructed Shares held by Brokers or Custodians
Proposal 1:	Election of Directors	Plurality of Votes Present and Entitled to Vote (Directors receiving the highest number of votes are elected)	Not entitled to vote and therefore no effect
Proposal 2:	Advisory vote to approve the compensation of our named executive officers	Majority Present and Entitled to Vote	Not entitled to vote and therefore no effect
Proposal 3:	Ratification of the appointment of independent registered public accounting firm	Majority Present and Entitled to Vote	May be voted at discretion of brokers and custodians and are counted in results
Proposal 4:	Approve the Amended and Restated 2004 Incentive Plan	Majority Present and Entitled to Vote	Not entitled to vote and therefore no effect
2015 Proxy Statement 5

Voting Instructions

You may cast your vote by any of the methods listed below. Please refer to the detailed instructions included with your proxy for submission deadlines and step-by-step instructions.

Voting Prior to the Annual Meeting

Mail	Telephone	Internet
Complete, date, and sign your proxy card. Mail it in the pre-paid envelope that we have provided. Be sure to account for delays in the processing of physical mail to ensure that your proxy card reaches us by no later than 5:00pm Mountain Time on June 23, 2015.	Call the toll-free telephone number provided with your proxy card. Follow the telephone instructions on the proxy card. You must be prepared to provide the twelve-digit number printed on your proxy card. Be sure to call prior to 9:59pm Mountain Time on June 23, 2015.	Access the website listed on the proxy card (www.proxyvote.com) and follow the instructions to log on, including a step where you must provide the twelve-digit number printed on your proxy card. The deadline for electronic voting is 9:59pm Mountain Time on June 23, 2015.

Important notes about voting prior to the annual meeting:

•
Voting in advance of the meeting does not limit your right to attend or vote at the annual meeting.

•
You may revoke your proxy or amend your vote at any time prior to the annual meeting by following the procedures set forth in this proxy statement.

Voting During the Annual Meeting

You may vote electronically during the virtual annual meeting prior to the announcement that the polls are closed. To vote electronically during the annual meeting, be sure you are logged on to www.virtualshareholdermeeting.com/CBR2015, follow the instructions, be ready to provide the twelve-digit number printed on your proxy card, and register your vote.

PROPOSAL 1
Election of Directors

We ask you to elect two nominees to serve as Class III Director for the ensuing three-year term to expire in 2018, or until a successor is elected and qualified. The Nominating/Corporate Governance Committee, with the approval of the non-incumbent members of the Board, has nominated the following individuals for re-election, or election, respectively, as Class III Directors (see "Directors and Executive Officers—Class III Directors"):

Name	Age	Director Since
Richard K. Coleman, Jr.	58	2014
Mark Lewis	52	—

If either of the nominees becomes unavailable or unwilling to serve as a director, persons named in the proxy intend to cast votes for which they hold proxies in favor of the election of such other person as the

6 2015 Proxy Statement

Board may designate. The Board knows of no reason why either of the nominees would be unable or unwilling to serve on the Board.

Directors are elected by a plurality of votes of shares of the Company present in person or by proxy and entitled to vote at the annual meeting on the election of directors. Cumulative voting is not permitted. This means that the director nominees receiving the highest number of votes will be elected. Brokers and other custodians are not entitled to vote uninstructed shares on this proposal and such shares will not be counted in evaluating the results. Unless otherwise indicated on the proxy card, proxies will be voted FOR the election of the director nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES

PROPOSAL 2
Advisory Vote to Approve the Compensation of our Named Executive Officers

We believe that the shareholder advisory vote on executive compensation represents one of the most important forms of shareholder feedback. Accordingly, following the failed say-on-pay vote at the 2014 Annual Meeting, our executive management team and members of our Board engaged in an extensive program of shareholder outreach. In the past year, our leaders have met with and received feedback from shareholders owning over 30% of our common stock to get their input on important matters including Ciber's executive compensation practices.

Following these shareholder discussions, we have instituted a number of changes to our compensation program, including the following key 2015 program changes:

  •
  Lower target total compensation opportunities for our Named Executive Officers (2015 annualized target compensation will be more in line with market practices and will generally be lower than 2013 and 2014 levels)

  •
  Introduction of performance-vesting equity awards focusing on long-term value creation (vesting based on EBITA performance and total shareholder return during a three-year performance period)

  •
  Reduced emphasis on time-vested equity awards (future awards will be increasingly weighted toward performance-vesting equity)

  •
  Annual incentive program based on annual performance (eliminating quarterly payouts)

We believe that these changes are consistent with the feedback received from our shareholders and demonstrate our commitment to a strong pay for performance philosophy. The program changes are described in detail in the "Compensation Discussion and Analysis" section of this proxy statement, beginning on page 43.

As required by Section 14A of the Exchange Act, we are asking for your non-binding advisory vote to approve the compensation of the Company's named executive officers as disclosed in this proxy statement (which disclosure includes the "Compensation Discussion and Analysis," the compensation tables, and the narrative disclosures that accompany the compensation tables below). We believe that it is beneficial to seek the vote of our shareholders on the design and effectiveness of our executive compensation program on an annual basis.

2015 Proxy Statement 7

The Board of Directors asks you to vote "FOR" the following resolution:

    "RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion."

As an advisory vote, this proposal is not binding on the Company or the Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions of our shareholders and considers the outcome of the prior shareholder votes in making compensation decisions. The Compensation Committee, as well as the Board of Directors, intends to continue taking into account the outcome of future shareholder votes in its deliberations on executive compensation matters.

Approval of this proposal requires the affirmative vote of a majority of shares of the Company present in person or by proxy at the annual meeting and entitled to vote on the proposal. Brokers and other custodians are not entitled to vote uninstructed shares on this proposal and such shares will not be counted in evaluating the results. Unless otherwise indicated on the proxy card, proxies will be voted FOR approval of the compensation of named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 3
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Services provided to Ciber, Inc. and its subsidiaries by Ernst & Young in fiscal year 2014 are described below (see "Independent Registered Public Accounting Firm—Auditor Fees and Services").

Ernst & Young audited our consolidated financial statements for the fiscal year ended December 31, 2014.

We are asking our shareholders to ratify the selection of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although shareholder ratification is not required by our bylaws or otherwise, the Board believes that submitting the selection of Ernst & Young to the shareholders for ratification is advisable as a matter of good corporate practice. If the shareholders fail to ratify the appointment of Ernst & Young, the Audit Committee will consider whether or not to retain Ernst & Young; however, the Audit Committee may select Ernst & Young notwithstanding the failure of the shareholders to ratify this appointment. If the appointment of Ernst & Young is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Ciber and its shareholders.

Representatives of Ernst & Young will be present at the annual meeting to respond to appropriate questions and make any statements if they desire to do so.

Approval of this proposal requires the affirmative vote of a majority of shares of the Company present in person or by proxy at the annual meeting and entitled to vote on the proposal. Brokers and other

8 2015 Proxy Statement

custodians are entitled to vote uninstructed shares on this proposal and such votes will be counted in evaluating the results. Please contact your broker or other custodian for information on their voting policy with respect to uninstructed shares. Unless otherwise indicated on the proxy card, proxies will be voted FOR the ratification of the appointment of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015

PROPOSAL 4
Approval of the Amended and Restated 2004 Incentive Plan

We approved certain amendments to and the restatement of the 2004 Incentive Plan (the "2004 Plan"). The amendments contemplate changes to the provisions applicable to awards that are intended to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code, including the performance criteria on which performance goals are based, to improve the Company's compensation program and to implement other best practices, among other amendments. Our shareholders are being requested to approve certain amendments that require shareholder approval. The amendments will not increase the number of shares of common stock available for issuance pursuant to awards granted under the 2004 Plan.

If our shareholders do not approve Proposal 4, the amendments that were approved by our Board of Directors that require shareholder approval will not become effective. Namely, the amendments to the provisions relating to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and the authority to grant stock appreciation rights will not become effective. In addition, any awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that were granted contingent on shareholder approval of the amendments to the 2004 Plan will be cancelled automatically if shareholder approval is not obtained. All other amendments that were approved by our Board of Directors that do not require shareholder approval will continue in effect.

The 2004 Plan is the Company's only active employee equity plan, and as of April 24, 2015, we had approximately 5,318,245 shares remaining for the grant of new awards under the 2004 Plan. As of April 24, 2015, there were 1,129,333 options outstanding in aggregate under the 2004 Plan with a weighted average exercise price of $4.93 and a weighted average remaining term of 2.95 years, and 4,912,005 full value awards that were unvested and outstanding.

Approval of Material Terms of the Performance Goals under Code Section 162(m)

In order to preserve our ability to deduct in full for federal income tax purposes compensation that certain of the Company's officers may recognize in connection with performance-based awards that may be granted in the future under the 2004 Plan, the shareholders of the Company are also being asked to approve certain material terms of the performance goals for performance-based awards granted under the 2004 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, certain types of compensation, including "qualified performance-based" compensation, are generally excluded from this limit. To enable compensation in connection with awards granted under the 2004 Plan that are contingent on the attainment of performance goals to qualify as "qualified

2015 Proxy Statement 9

performance-based" within the meaning of Section 162(m) of the Internal Revenue Code, the shareholders of the Company are being asked to approve the material terms of the applicable performance goals. By approving the amendment and restatement of the 2004 Plan, the shareholders will be approving, among other things: (i) the eligibility requirements for participation in the 2004 Plan; (ii) the performance criteria upon which certain awards of restricted stock, restricted stock units and performance bonus awards may be based; (iii) the maximum numbers of shares subject to options, stock appreciation rights, restricted stock and restricted stock units intended to as performance-based compensation under Section 162(m) of the Internal Revenue Code that may be granted to a participant in any calendar year; and (iv) the maximum dollar amount that a participant may receive upon settlement of a performance bonus award.

Material Changes to the 2004 Plan

The following summary highlights the proposed material changes to the 2004 Plan.

  •
  Amendments have been made to the 2004 Plan to improve the Company's compensation program and to comply with some of the policies recommended by Institutional Shareholder Services, including:

    •
    The share counting provision has been revised to prohibit the "recycling" of shares that are used to pay tax withholding or exercise price for new options granted under the 2004 Plan;

    •
    A provision has been added to preclude the payment of dividends or dividend equivalents payable on restricted stock, restricted stock units or other share-based awards that are full-value awards that vest on attainment conditions unless and until the underlying awards vest;

    •
    The 2004 Plan provides for minimum vesting requirements applicable to awards granted after the 2015 Annual Meeting of Shareholders; and

    •
    The option and stock appreciation right repricing prohibition provisions have been revised to also include other arrangements that are considered "repricings" by Institutional Shareholder Services.

  •
  A "clawback" provision has been added permitting the Company to recover from participants awards or payments made under the 2004 Plan as may be required under the Dodd-Frank Act.

  •
  The change in control definition has been revised to reflect a definition that is more consistent with market practice, to clarify that the applicable transaction must be completed in order before any change in control provisions are given effect under the plan and to exclude the carve out of acquisitions by existing founding shareholders.

  •
  The 2004 Plan has added the authority to grant cash-based awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The maximum cash amount that may be paid under performance-based awards granted to any one participant in a calendar year may not exceed $5 million.

  •
  The annual maximum limit applicable to awards granted to any one participant has been clarified to reflect that the limit applies only to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.
10 2015 Proxy Statement

  •
  The maximum number of shares subject to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that may be granted to any participant in a calendar year has been increased from 1,000,000 shares to 3,000,000 shares.

  •
  The calculation of the annual limitation applicable to awards granted to any participant that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code has been changed from a rolling 12-month basis to a calendar year calculation.

  •
  The list of performance criteria on which performance goals may be based for awards that are intended to qualify as performance-based awards under Section 162(m) of the Internal Revenue Code has been expanded to include additional performance criteria.

  •
  The 2004 Plan has added the authority to grant additional types of awards, including restricted stock units, stock appreciation rights, cash-based awards that vest based on performance conditions, dividend equivalent rights and other share-based awards.

  •
  The capitalization adjustment provision has been revised to provide for (i) automatic, non-discretionary adjustments to the share reserve, incentive stock option limitation, Section 162(m) annual limitations and number of shares and exercise price, if applicable, subject to awards for certain capitalization events and (ii) discretionary adjustments for capitalization events that may not always require adjustments to the 2004 Plan and award agreement terms.

  •
  The tax withholding provision has been revised to broaden its application and expand the methods of tax withholding that can be used for awards granted under the 2004 Plan.

  •
  The automatic expiration upon the tenth anniversary of the 2004 Plan has been eliminated.
2015 Proxy Statement 11

Key Terms of the Plan at a Glance

The following is a summary of the key provisions of the 2004 Plan, as set forth and stated herein.

Plan Term:	The 2004 Plan, as amended and restated, became effective on March 27, 2015, the date the Board of Directors adopted it, and will continue in effect until terminated by the Board of Directors.
Eligible Participants:
Employees, consultants and directors of the Company and its affiliates generally are eligible to receive non-qualified stock option, restricted stock, stock appreciation rights, restricted stock units and other share-based awards under the 2004 Plan.

Only employees of the Company or a subsidiary meeting the requirements of the Internal Revenue Code are eligible to receive "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code (ISOs) under the 2004 Plan.
Shares Available for Awards:
20,350,000 shares of common stock have been reserved for issuance pursuant to awards under the 2004 Plan, subject to adjustment in the event of certain changes in the capitalization of the Company. As of April 24, 2015, 5,318,245 shares of common stock were available for the grant of future awards under the 2004 Plan. The 2004 Plan has not been amended to increase the number of shares of common stock reserved for issuance under the 2004 Plan.
Award Types:	(1) Non-Qualified Stock Options and Incentive Stock Options (2) Restricted stock
(3) Stock appreciation rights
(4) Restricted stock units
(5) Dividend equivalent rights
(6) Other share-based awards
(7) Performance-based awards, whether in cash or equity, (intended to qualify under Internal Code Section 162(m)) (8) Cash-based awards that are performance-based awards
Award Terms (Exercisability Period):	Options and Stock Appreciation Rights (SARs) have a term of no longer than 10 years. ISOs granted to ten percent owners will have a term of no longer than five years.
12 2015 Proxy Statement

ISO Limits:	No more than the maximum number of shares reserved for issuance may be issued upon the exercise of ISOs granted under the 2004 Plan.
162(m) Share Limits:
Section 162(m) of the Internal Revenue Code requires, among other things, that the maximum number of shares awarded to an individual during a specified period must be approved by the shareholders in order for the awards granted under the plan to be eligible for treatment as performance-based compensation that will not be subject to the $1 million limitation on tax deductibility for compensation paid to certain specified senior executives.

Accordingly, the 2004 Plan limits awards that intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code granted to an individual participant in any fiscal year to:
(1) No more than 3,000,000 shares subject to all awards granted to a participant;
(2) No more than $5 million payable in cash with respect to all award granted to a participant.
Minimum Vesting:	Vesting is generally determined by the Compensation Committee within limits set forth in the 2004 Plan, except that no award may fully vest before the first anniversary of the grant date.
Not Permitted:	(1) Repricing or reducing the exercise price of a share option or SAR below the per share exercise price as of the date of grant without shareholder approval.

(2) Canceling, surrendering or substituting any outstanding option or SAR in exchange for (i) the grant of a new option or SAR with a lower exercise price, or (ii) other awards or a cash payment at a time when the exercise price of the option or SAR is greater than the fair market value of a share.

(3) Adding shares back to the number of shares available for issuance when (i) shares covered by an option or SARs are tendered or withheld in payment of the exercise price or tax withholding for the exercise of the option or SAR, (ii) shares are not issued or delivered as a result of net settlement of an outstanding SAR, and (iii) shares are repurchased on the open market with the proceeds of the exercise of an option.

Summary of the 2004 Plan

The following summary of certain material features of the 2004 Plan is qualified in its entirety by reference to the 2004 Plan, which is attached to this proxy statement as Appendix A.

2015 Proxy Statement 13

Purpose of 2004 Plan

The purposes of the 2004 Plan are to provide the employees and consultants of the Company and its affiliates or directors of the Company selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of such persons is more closely aligned with the income of the Company's shareholders. The 2004 Plan is also designed to enhance the ability of the Company to attract, retain and motivate, employees, consultants and directors by providing an opportunity for investment in the Company.

Shares Reserved for Issuance under 2004 Plan

Shares Reserved.    As proposed, the total number of shares of our common stock that will be authorized and available for issuance pursuant to awards granted under the 2004 Plan is 20,350,000 shares, subject to adjustment in the event of specified capitalization events of the Company. As of April 24, 2015, 5,318,245 shares of common stock were available for the grant of future awards under the 2004 Plan. The 2004 Plan has not been amended to increase the number of shares of common stock reserved for issuance under the plan.

Shares Reissuable Under the 2004 Plan.    To the extent that an award granted under the 2004 Plan terminates, expires, lapses for any reason, or if an award other than an option or SAR is settled in cash, any shares subject to the award will again be available for the grant of an award pursuant to the 2004 Plan.

Shares Not Reissuable Under the 2004 Plan.    The following shares will be deducted from the aggregate number of shares available for future awards: (i) shares surrendered by a participant or withheld by the Company to satisfy the grant or exercise price or tax withholding obligation under an option or SAR; (ii) shares not issued or delivered as a result of the net settlement of an option or a SAR and (iii) shares repurchased by the Company on the open market with the proceeds of the exercise price from options.

Shares Not Counted Against Share Reserve Pool Under the 2004 Plan.    To the extent permitted by applicable law or any stock exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an affiliate will not be counted against shares available for grant pursuant to the 2004 Plan. The payment of a dividend equivalent right in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended and Restated 2004 Plan.

Award Limits for Code Section 162(m) Awards

Under Section 162(m) of the Internal Revenue Code, no deduction is allowed in any taxable year of our Company for compensation in excess of $1 million paid to our chief executive officer and the three other highest compensated executive officers of our Company (other than the chief financial officer). An exception to this rule applies to compensation that is paid pursuant to a plan approved by shareholders and that specifies, among other items, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under the plan during a specified period, and such options are granted with an exercise or strike price equal to at least fair market value as of the date of grant, and in the case of full value awards, the plan specifies the maximum amount of compensation that may be paid to an employee during a specified period, and the payment of such award is subject to satisfaction of specified performance objectives. For additional information regarding performance-based awards intended to comply with Section 162(m) of the Internal Revenue Code and

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the applicable performance goals and criteria that may be established for such awards, please refer to the discussion under the heading "Performance-Based Awards to Covered Employees," below.

In any calendar year, the maximum number of shares with respect to one or more awards that may be granted to any one participant during the year under the 2004 Plan is 3,000,000 shares, subject to adjustment in the event of specified capitalization events of our Company, and the maximum amount that may be paid in cash during any calendar year with respect to any award is $5 million. To the extent required by Section 162(m) of the Internal Revenue Code, if an option is canceled, the shares subject to the cancelled option will continue to count against the maximum number of shares with respect to which the option may be granted to a participant.

Awards

Under the 2004 Plan, the following awards may be granted: stock options (including "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code), restricted stock, stock appreciation rights, restricted stock units, other share-based awards, and stock-based and cash-based awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (all such grants are collectively referred to as "awards").

Eligibility

Incentive stock options may be granted only to our employees and to employees of any of our subsidiaries meeting the requirements of the Internal Revenue Code. Awards other than incentive stock options may be granted to our non-employee directors and to employees of, and consultants to, the Company and any of its affiliates. As of April 24, 2015, seven non-employee directors and 5,696 employees were eligible to participate in the 2004 Plan.

Administration

The 2004 Plan provides that it will be administered by our Board of Directors, unless the Board of Directors elects to delegate administration responsibilities to a committee. In this proposal, we refer to the Board of Directors or the committee to which administration of the 2004 Plan has been delegated as the "Committee". Unless otherwise determined by our Board of Directors, the 2004 Plan requires that any committee to which administration responsibilities are delegated must consist solely of two or more members of our Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, a "non-employee director" satisfying the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, and an "independent director" under the New York Stock Exchange rules (or other principal securities market on which our common stock is traded). The Committee has the sole authority to grant awards and sole and exclusive discretion to interpret and administer the 2004 Plan. The Committee determines the eligible individuals who will receive grants and the precise terms of the grants (including accelerations or waivers of any restrictions, and the conditions under which such accelerated vesting or waivers occur, such as in connection with a participant's death, subject to certain limitations in the case of performance-based awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code). The Committee has the authority to amend or modify the terms of an outstanding award, except that an amendment that materially and adversely impacts the rights under an outstanding award will require prior written consent from the participant, unless the amendment is necessary or desirable to facilitate compliance with applicable law or to avoid adverse tax consequences under Section 409A of the Internal Revenue Code. The decisions of the Committee will be final and binding on all holders of awards. To the extent permitted by applicable law, our Board of Directors also may delegate to a committee of one or more members of our Board of Directors or one or more officers of our Company the authority to grant

2015 Proxy Statement 15

or amend awards to participants other than employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, employees subject to Section 162(m) of the Internal Revenue Code, or officers or directors of our Company to whom authority to grant or amend awards has been delegated.

Stock Options

The 2004 Plan authorizes the grant of incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code, and non-qualified stock options, which do not satisfy the requirements of Section 422 of the Internal Revenue Code. The exercise price of stock options granted under the 2004 Plan may not be less than 100% (or higher in the case of certain incentive stock options) of the fair market value of a share of our common stock on the date of grant. While our common stock is traded on an established stock exchange, "fair market value" means, as of any given date, the closing price of a share of our common stock as quoted on the principal exchange on which our common stock is listed for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. As of April 24, 2015, the closing price on the New York Stock Exchange ("NYSE") of our common stock was $3.96. Options granted under the 2004 Plan will vest at the rate specified by the Committee, except that no option will fully vest prior to the first anniversary of the date of grant. No stock option will be exercisable more than ten years after the date it is granted.

The Committee determines the methods by which the exercise price of options is paid, including the following: in cash or check, in shares, through a broker-dealer sale and remittance procedure pursuant to which the participant effects a same-day exercise of the option and sale of the purchased shares in order to cover the exercise price for the purchased shares and the applicable withholding taxes, a "net exercise" arrangement pursuant to which the number of shares issuable upon exercise of the option is reduced by a number of shares having a fair market value equal to the exercise price and tax withholding. In addition, the Committee may provide financial assistance to a participant who wishes to exercise his or her outstanding options, provided that the participant is not an executive officer or member of the Board of Directors, by allowing the participant to deliver an interest-bearing full recourse promissory note or through a third-party loan guaranteed by the Company in the amount of the exercise price and any associated withholding taxes.

An option may not be exercised for a fraction of a share. Until the underlying shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares subject to an option, notwithstanding the exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except in the case of a capitalization event of the Company as provided under the terms of the 2004 Plan.

If a participant ceases to provide services to the Company or any affiliate of the Company, the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement). Unless otherwise provided by the Committee, if on the date of termination the participant is not vested as to his or her entire option, the unvested portion of the option will be forfeited and the shares covered by the unvested portion of the option will revert to the Plan. If after termination of service the participant does not exercise his or her option within the time specified by the Committee, the option will terminate, and the shares covered by such option will revert to the Plan.

Restricted Stock Awards

An award of restricted stock is a direct grant of common stock, subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation,

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limitations on the right to vote the underlying shares or the right to receive dividends with respect to the underlying shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the award or thereafter, except that no award of restricted stock may fully vest prior to the first anniversary of the grant date. Generally, any shares subject to restrictions are forfeited upon termination of employment. The price, if any, that participants are required to pay for each share of restricted stock will be set by the Committee and will be paid in a form approved by the Committee, which may be cash, services rendered or to be rendered to us or an affiliate of our Company, or in another form of payment. To the extent that any dividends are payable with respect to a restricted stock award that vests based on the attainment of performance conditions, the dividends will not be paid unless the underlying award vests.

Stock Appreciation Rights

Stock appreciation rights, or "SARs," typically provide for payments to the holder based upon increases in the price of our common stock from the date the SAR was granted to the date that the right is exercised. The Committee will generally determine when the SAR will vest and become exercisable, except that no SAR may fully vest prior to the first anniversary of the grant date. The grant price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. The Committee determines the term of a SAR, but no SAR will be exercisable more than ten years after the date it is granted.

The Committee may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares subject to a SAR, notwithstanding the exercise of the SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except in the case of a capitalization event as provided under the terms of the 2004 Plan. Upon termination of a participant's employment (other than by reason of death or retirement), a SAR will generally be subject to the same conditions as apply to stock options.

Restricted Stock Units

Restricted stock units are denominated in unit equivalent of shares and are typically awarded to participants without payment of consideration. Restricted stock unit units may be subject to vesting conditions based upon the passage of time or the attainment of performance-based conditions as determined in the discretion of the Committee, except that no restricted stock units may fully vest before the first anniversary of the grant date. Except as otherwise determined by the Committee at the time of the grant of the award or thereafter, any restricted stock units that are not vested as of the date of the participant's termination of service will be forfeited. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units generally have no voting or dividend rights until the vesting conditions are satisfied and the underlying shares are issued. Restricted stock units may be settled in shares, cash or a combination of both. On the vesting date (or such later date as determined by the Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a restricted stock unit may be made in cash (in an amount reflecting the fair market value of shares that would have been issued) or any combination of cash and shares, as determined by the Committee, in its sole discretion. The Committee may authorize dividend equivalents to be paid on outstanding restricted stock units. If dividend equivalents are authorized to be paid, they may be paid in cash or shares at the time dividends are declared on the shares or at the time the awards vest, in the discretion of the Committee. To the extent that any dividend equivalents are payable with respect to restricted stock units that vest based on the attainment of performance conditions, the dividend equivalents will not be paid unless the underlying award vests.

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Other Share-Based Awards

The Committee is authorized under the 2004 Plan to make any other award that is not inconsistent with the provisions of the 2004 Plan and that by its terms involves or might involve the issuance of shares, or of a right vesting based on the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or the issuance of any other security with the value derived from the value of the shares. The Committee may elect to settle these awards in cash, in shares, or in a combination of cash and shares. The Committee may establish the exercise price, if any, of any other share-based awards granted under the Plan, except that the exercise price may not be less than the higher of (i) the fair market value of a share on the date of grant for an award that is intended to be exempt from Section 409A of the Internal Revenue Code or (ii) the par value of a share on the date of grant, unless otherwise permitted by applicable law. To the extent that any dividend equivalents are payable with respect to a share-based award that is a full value award that vests based on the attainment of performance conditions, the dividend equivalents will not be paid unless the underlying award vests.

Performance-Based Awards to Covered Employees

Performance-based awards include awards other than options or SARs which comply with IRS requirements under Section 162(m) of the Internal Revenue Code for performance-based compensation. The Committee may designate employees as "covered employees" (our chief executive officer and our three other highest compensated executive officers other than our chief financial officer) whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code. The Committee may grant to such covered employees awards that are paid, vest or become exercisable upon the attainment of Company performance goals which are related to one or more of the following performance criteria as applicable to us or any of our affiliates, divisions or operating business units, or the performance of an individual, any of which performance criteria may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index: earnings per share, whether in total or from continuing operations, income, net income (either before or after taxes, amortization, interest and/or depreciation), operating income (either before or after restructuring and amortization charges), sales or revenue, gross or net profit margin, return on operating assets or net assets, return on shareholders' equity, return on capital, return on sales, economic value added, stock price appreciation, total shareholder return (measured in terms of stock price appreciation and dividend growth), or earnings or net earnings (either before or after interest, taxes, depreciation and amortization or either before or after interest, taxes and amortization), operating earnings, cash flow (including, without limitation, operating cash flow and free cash flow), cash flow return on capital, productivity, expense, operating efficiency, customer satisfaction, working capital, price per share, market share, new products, customer penetration, technology and risk management.

At the time of grant, the Committee may specify one or more objectively determinable adjustments permitted under the 2004 Plan that may be made to one or more of the performance goals.

Transferability of Awards

Except as otherwise provided by the Committee, no award granted under the 2004 Plan may be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution or, with respect to awards other than incentive stock options, under a registered offering on the terms and conditions as determined by the Committee. The Committee by express provision in the award agreement may permit an award (other than an incentive stock option) to be transferred to certain family members of the participant, to a trust for the benefit of the participant or certain family member of the participant, to a partnership, limited liability company or corporation in which the participant or certain

18 2015 Proxy Statement

family member of the participant are the only partners, members or shareholders, or for charitable donations; provided that the assignee is bound by and subject to all of the terms and conditions of the 2004 Plan and the award agreement relating to the transferred award, and will execute an agreement satisfactory to us evidencing the obligations.

Changes in Control

Except as may otherwise be provided in an agreement evidencing an award or other agreement, in the event of a change in control of the Company, unless an award is converted, assumed, substituted or replaced by the successor corporation, each award outstanding under the 2004 Plan will immediately vest, and following the change in control, the awards will immediately terminate. The Committee may also provide at any time that an award will automatically accelerate in connection with a change in control, regardless of whether it is assumed or not. Where awards are assumed, substituted or otherwise continued after a change in control of the Company, the Committee may provide that one or more awards will automatically accelerated upon an involuntary termination of the participant's employment or service within a designated period following the effective date of a change of control. "Change in control" as referenced in this Proposal 4 has the meaning given it in the 2004 Plan, a copy of which is attached to this proxy statement as Appendix A.

Adjustments Upon Changes in Capitalization

In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of assets to our shareholders or any other change in capitalization affecting our common stock other than certain equity restructurings identified in the 2004 Plan, the Committee has discretion to make appropriate adjustments in the number and type of shares subject to the 2004 Plan, the terms and conditions of any award outstanding under the 2004 Plan, and the grant or exercise price of any such award. In the case of certain equity restructurings as specified in the 2004 Plan, the number and type of securities subject to each outstanding award and the grant or exercise price will be adjusted without any discretion on the part of the Committee.

Amendment and Termination of Plan

With the approval of our Board of Directors, at any time and from time to time, the Board may terminate, amend or modify the 2004 Plan, except that the Board may not, without prior shareholder approval, amend the 2004 Plan in any manner that would require shareholder approval to comply with any applicable laws, rules or regulations, including increasing the number of shares available under the 2004 Plan (other than any adjustment), or permitting the Board to extend the exercise period for an option beyond ten years from the date of grant. Except as may be required to avoid adverse tax consequences under Section 409A of the Internal Revenue Code or as may be required or desirable to facilitate compliance with applicable law, no termination, amendment or modification of the 2004 Plan may adversely affect in any material way any award granted under the 2004 Plan without the consent of the participant.

In addition, absent approval of our shareholders, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and (except as permitted under the provisions of the 2004 Plan dealing with certain capitalization adjustments and change in control) no option or SAR may be cancelled in exchange for the grant of an option or SAR having a lower per share exercise price or for a cash payment or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of the shares.

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Clawback/Recovery

Awards are subject to recoupment under any "clawback" policy that the Company is required to adopt under applicable stock exchange rules or as otherwise required by the Dodd-Frank Act or other applicable law.

Plan Term

The 2004 Plan will continue in effect until terminated by our Board of Directors, but no incentive stock options may be granted under the 2004 Plan after the tenth anniversary of the date the amendments to the 2004 Plan were approved by our Board of Directors. Any awards that are outstanding at the time the 2004 Plan terminates will remain in force according to the terms of the 2004 Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences

The following is a summary of the U.S. federal income tax consequences applicable to equity awards under the 2004 Plan based on current U.S. federal income tax laws. The 2004 Plan is not qualified under Section 401(a) of the Internal Revenue Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to the Company. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a participant's death or the provisions of any income tax laws of any municipality, state or foreign country in which a participant may reside.

Nonqualified Stock Options.    With respect to nonqualified stock options: (i) no income is recognized by the participant at the time the nonqualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise and we are entitled to a tax deduction in the same amount (subject to the restrictions on deductibility described under "Section 162(m) Limitation" below); and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a nonqualified stock option.

Incentive Stock Options.    The grant of an incentive stock option under the 2004 Plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of common stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of these holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary

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income generally is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the common stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the common stock was held for more than one year. In the year of the disqualifying disposition, we are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Internal Revenue Code.

The "spread" under an incentive stock option—i.e., the difference between the fair market value of the shares at the time of exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant's alternative minimum tax liability exceeds such participant's regular income tax liability, the participant will owe the larger amount of taxes. The alternative minimum tax will not apply with respect to incentive stock options if the participant sells the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.    Upon exercise of a SAR, the participant will recognize ordinary income (treated as compensation) in an amount equal to the difference between the aggregate fair market value of the shares with respect to the number of shares that the SAR is exercised over the aggregate exercise price for such shares subject to the SAR. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary compensation income (subject to the limits of Section 162(m) of the Internal Revenue Code). If required, income tax must be withheld from the participant on the income recognized by the participant upon exercise of a SAR.

Restricted Stock.    In the absence of a Section 83(b) election (as described below), a participant who receives restricted stock will recognize no income at the time of grant. When the restrictions lapse, a participant will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions lapse over the amount paid (if any) for the stock. As the restrictions applicable to a grant of restricted stock lapse (for example, if the restrictions on 20% of a grant lapse on each anniversary of the grant date), the participant will include the applicable portion of the shares that vests as ordinary income (treated as compensation). The participant's basis in the common stock is equal to the amount included in income on the expiration of the restrictions and the amount paid (if any), and the holding period will begin when the restrictions end. Any disposition of the restricted stock will result in a long- or short-term capital gain or loss (depending on the time the common stock is held after the restrictions end). We generally will be entitled to a deduction equal to the fair market value of the common stock when it is included in the participant's income, and will also be entitled to a business expense deduction for dividends paid to the participant (if any) on common stock that remains subject to restrictions (in each case subject to the limits of Section 162(m) of the Internal Revenue Code).

If a participant makes a Section 83(b) election within 30 days of the grant of the award, the participant must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period would begin at the time the restricted stock is granted. We generally would be entitled to a corresponding business expense deduction for the grant, but dividends on the stock would not be deductible. Any subsequent disposition of the stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

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If required, income tax must be withheld from the participant on the income recognized by the participant at the time the restrictions on the restricted stock lapse (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Restricted Stock Units.    A participant will not recognize any income at the time a restricted stock unit is granted, nor will we be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Internal Revenue Code.

Performance-Based Awards.    A participant will generally not recognize income at the time an award based on achievement of performance objectives is granted, nor will we be entitled to a deduction at that time. When payment on the performance award is made, the participant generally will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the award is settled in cash, the cash amount). If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Internal Revenue Code.

Dividend Equivalents.    A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent is paid. If required, income tax must be withheld on the income recognized by the participant. We will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Internal Revenue Code.

Section 162(m) Limitation.    In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" as provided for by the Internal Revenue Code and established by an independent compensation committee which is adequately disclosed to, and approved by, shareholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards, such as performance-based restricted stock and restricted stock units granted under the 2004 Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

We have attempted to structure the 2004 Plan in such a manner that the Committee may grant stock options, SARs and performance and incentive awards granted under the 2004 Plan in a manner that remuneration attributable to such awards will not be subject to the $1 million limitation. However, there can be no assurance that such compensation under the 2004 Plan will be fully deductible under all circumstances. In addition, in the event that the Committee determines that it is advisable to grant performance-based awards that are not intended to qualify as performance-based compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on performance measures other than those set forth above.

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Section 409A.    Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that such individual's distribution commence no earlier than six months after such officer's separation from service.

Certain awards under the 2004 Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the 2004 Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

Future awards to employees, officers, directors and consultants under the 2004 Plan are generally made at the discretion of the Committee. Therefore the benefits and amounts that will be received or allocated under the 2004 Plan in the future are not determinable at this time.

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Past Grants under the 2004 Plan

As of April 24, 2015, awards covering 26,408,510 shares of the common stock had been granted under the 2004 Plan. The following table shows information regarding the grants of those awards among the persons and groups identified below.

Prior Grants Under the 2004 Plan

		Performance RSUs
	Options and RSUs No. of Shares	Target No. of Shares	Maximum No. of Shares
Michael Boustridge, President & CEO*	891,934	216,254	648,762
Christian Mezger, EVP & CFO	836,611	68,147	204,441
Tina Piermarini, EVP & Chief Administrative Officer	359,011	68,147	204,441
R. Bruce Douglas, Former SVP, North America	561,150	—	—
David Peterschmidt, Former President & CEO	1,376,000	—	—
Michael E. Lehman, Former Interim CFO	—	—	—
Anthony Fogel, Former SVP & Chief Human Resources Officer	422,800	—	—
M. Sean Radcliffe, SVP, General Counsel & Secretary	470,558	54,518	163,554
All Current Executive Officers as a Group	2,558,114	407,066	1,221,198
All Current Non-Executive Directors as a Group*	775,374	—	—
All Current Non-Executive Officer Employees as a Group	4,212,381	40,889	122,667

*
Number of shares subject to award for Mr. Boustridge and the total number of shares subject to award for our named executive officers as a group include awards received by Mr. Boustridge during his service as a non-executive director of the Company and prior to his appointment as our Chief Executive Officer.

Required Vote

Approval of this Proposal requires the affirmative vote of the majority of shares of the Company present in person or by proxy at the annual meeting and entitled to vote on this Proposal, provided a quorum is present.

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Equity Compensation Plans

The following table sets forth information as of December 31, 2014, with respect to the Company's equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans/arrangements approved by security holders	4,168,408	(1)	$4.71	9,814,763	(2)
Equity compensation plans/arrangements not approved by security holders	2,931,258	(3)	$3.10	—

Total	7,099,666			9,814,763

(1)
Consists of 1,538,959 stock options with a weighted average exercise price of $4.71 and 2,629,449 restricted stock units.

(2)
Includes 7,513,976 shares remaining available for future grants at December 31, 2014, under our Incentive Plan, plus 2,300,787 shares available for future sales to employees under our Employee Stock Purchase Plan.

(3)
Represents 2,215,217 stock options issued and 716,041 restricted stock unit awards issued as inducement awards. The options have a weighted average exercise price of $3.10.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2004 INCENTIVE PLAN

2015 Proxy Statement 25

Part 3—Beneficial Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock on April 24, 2015 (unless noted otherwise). The table includes stock options exercisable for shares of common stock within sixty days of April 24, 2015 and Restricted Stock Unit ("RSU") awards that will vest within sixty days of April 24, 2015, held by (i) each person or group of persons known by us to own beneficially more than 5% of the outstanding common stock, (ii) each of our directors and director nominees, (iii) each Named Executive Officer (as identified and defined in "Executive Compensation" below), and (iv) all of our executive officers and directors as a group. All information is taken from or based upon ownership filings made by such persons with the Securities and Exchange Commission and other information provided by such persons to us. Unless otherwise indicated, (i) the beneficial owners listed below have sole voting and investment power with respect to the shares reported as owned and (ii) the address for all of the beneficial owners listed below is 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado, 80111. On April 24, 2015, there were 78,787,867 shares of common stock outstanding.

	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Named Executive Officers, Directors and Director Nominees:
Michael Boustridge(2)	400,062	*	%
Christian Mezger(3)	251,846	*	%
Tina Piermarini	35,777	*	%
David Peterschmidt(4)	2,178,610	*	%
Michael E. Lehman(5)	—	—
R. Bruce Douglas(6)	133,368	*	%
Anthony Fogel(7)	84,270	*	%
Richard K. Coleman, Jr.(8)	19,971	*	%
Jean-Francois Heitz(9)	79,820	*	%
Paul A. Jacobs(10)	123,980	*	%
Stephen S. Kurtz(11)	141,280	*	%
Kurt J. Lauk(12)	95,741	*	%
Mark Lewis	—	—
James C. Spira(13)	121,800	*	%
Bobby G. Stevenson(14)	6,511,060	8.2%

All current directors and executive officers as a group (11 persons)(15)	7,880,473	10.0%
5% Shareholders:
Invesco Ltd.(16)	7,290,058	9.3%
BlackRock, Inc.(17)	6,964,281	8.9%
Dimensional Fund Advisors LP(18)	6,182,235	7.9%
Frontier Capital Management Co., LLC(19)	4,107,027	5.2%
Heartland Advisors, Inc.(20)	3,903,300	5.0%

*
less than 1%

(1)
Shares of common stock subject to RSUs or stock options currently exercisable or exercisable within 60 days following April 24, 2015, are deemed outstanding for computing the share ownership and percentage of the person holding such RSUs or stock options, but are not deemed outstanding for computing the percentage of any other person. The percentage of our
26 2015 Proxy Statement

  common stock owned by each of our executive officers and directors was calculated using the total number of shares of our common stock outstanding as of April 24, 2015. The aggregate percentage of our common stock owned by each of Invesco Ltd. ("Invesco"), BlackRock, Inc. (BlackRock"), Dimensional Fund Advisors LP ("Dimensional"), Frontier Capital Management Co., LLC ("Frontier") and Heartland Advisors, Inc. ("Heartland") was calculated using the total number of shares of common stock outstanding as of December 31, 2014. The total number of shares of common stock outstanding as of December 31, 2014, was 78,696,527.

(2)
Mr. Boustridge's beneficial ownership includes (i) vested options to purchase 152,853 shares of common stock and (ii) options to purchase 33,968 shares of common stock exercisable within 60 days of April 24, 2015.

(3)
Mr. Mezger's beneficial ownership includes (i) 27,747 RSUs that will vest within 60 days of April 24, 2015 and (ii) vested options to purchase 95,000 shares of common stock.

(4)
As of June 12, 2014, Mr. Peterschmidt was no longer a current officer of the Company. Beneficial ownership includes equity awards that were accelerated and became vested on June 12, 2014, pursuant to the severance agreement between Mr. Peterschmidt and the Company effective June 12, 2014, and vested options to purchase 1,358,689 shares of common stock that are still exercisable as of April 24, 2015.

(5)
As of February 11, 2014, Mr. Lehman was no longer a current executive officer of the Company.

(6)
As of January 24, 2015 Mr. Douglas was no longer a current executive officer of the Company.

(7)
As of June 13, 2014, Mr. Fogel was no longer a current executive officer of the Company.

(8)
Mr. Coleman's beneficial ownership includes 7,572 RSUs that will vest within 60 days of April 24, 2015.

(9)
Mr. Heitz's beneficial ownership includes 7,572 RSUs that will vest within 60 days of April 24, 2015.

(10)
Mr. Jacob's beneficial ownership includes (i) 7,572 RSUs that will vest within 60 days of April 24, 2015 and (ii) vested options to purchase 10,000 shares of common stock.

(11)
Mr. Kurtz's beneficial ownership includes (i) 7,572 RSUs that will vest within 60 days of April 24, 2015 and (ii) vested options to purchase 20,000 shares of common stock.

(12)
Dr. Lauk's beneficial ownership includes 7,572 RSUs that will vest within 60 days of April 24, 2015.

(13)
Mr. Spira's beneficial ownership includes (i) 7,572 RSUs that will vest within 60 days of April 24, 2015 and (ii) vested options to purchase 10,000 shares of common stock.

(14)
Mr. Stevenson's beneficial ownership includes: (i) 6,022,840 shares of common stock held by the Bobby G. Stevenson Revocable Trust, of which Mr. Stevenson is the Settlor, Trustee, and Beneficiary; (ii) 15,000 vested and exercisable options owned directly by Mr. Stevenson; (iii) 7,572 RSUs that will vest within 60 days of April 24, 2015 (iv) 360,000 shares of common stock held by the Dixie Foundation, which is governed by a four member board of directors
2015 Proxy Statement 27

  controlled by Mr. Stevenson's family members; and (v) 105,648 shares of common stock held in an IRA account.

(15)
The total beneficial ownership reported includes an aggregate of (i) 91,055 RSUs that will vest within 60 days of April 24, 2015, (ii) vested options to purchase 377,047 shares of common stock and (iii) options to purchase 40,419 shares of common stock exercisable within 60 days of April 24, 2015.

(16)
On February 2, 2015, Invesco filed a Schedule 13G/A with the SEC reporting investment in our common stock as of December 31, 2014. Based exclusively on the information contained therein, Invesco held sole voting and sole dispositive power over the shares of our common stock reported therein. The address for Invesco is 1555 Peachtree Street NE, Atlanta, GA 30309.

(17)
On January 22, 2015, BlackRock filed a Schedule 13G/A with the SEC reporting investment in our common stock as of December 31, 2014. Based exclusively on the information contained therein, BlackRock held sole voting power over 6,767,917 shares and sole dispositive power over 6,964,281 shares of our common stock. The address for BlackRock is 55 East 52nd Street, New York, NY 10022.

(18)
On February 5, 2015, Dimensional filed a Schedule 13G/A with the SEC reporting investment in our common stock as of December 31, 2014. Based exclusively on the information contained therein, Dimensional held sole voting power over 5,969,318 shares and sole dispositive power over 6,182,235 shares of our common stock. The address for Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(19)
On February 13, 2015, Frontier filed a Schedule 13G with the SEC reporting investment in our common stock as of December 31, 2014. Based exclusively on the information contained therein, Frontier held sole voting power over 1,474,445 shares and sole dispositive power over 4,107,027 shares of our common stock. The address for Frontier is 99 Summer Street, Boston, MA 02110.

(20)
On February 13, 2015, Heartland filed a Schedule 13G with the SEC reporting investment in our common stock as of December 31, 2014. Based exclusively on the information contained therein, Heartland held shared voting and shared dispositive power over the shares of our common stock reported therein. The address for Heartland is 789 North Water Street, Milwaukee, WI 53202.
28 2015 Proxy Statement

Part 4—Directors and Executive Officers

Our Board of Directors

Each year at our annual meeting, directors constituting approximately one-third of the Board are elected for a three-year term or until a successor is duly elected and qualified. The terms of the current Class III Directors (Mr. Paul A. Jacobs and Mr. Richard K. Coleman, Jr.) will expire at this 2015 Annual Meeting of Shareholders. The Nominating/Corporate Governance Committee have nominated Mr. Coleman and Mr. Lewis for election at the 2015 Annual Meeting of Shareholders as Class III directors. The terms of the Class I Directors (Mr. Jean-Francois Heitz, Mr. James C. Spira, and Mr. Bobby G. Stevenson) will expire in 2016 and the terms of the Class II Directors (Mr. Michael Boustridge, Mr. Stephen S. Kurtz, and Dr. Kurt J. Lauk) will expire in 2017. Mr. Spira and Dr. Lauk have notified the Company that they will resign as directors effective as of the annual meeting and Mr. Jacobs is not standing for reelection at the annual meeting.

The following table sets forth our directors and nominees, their ages, positions currently held with us, the year elected, and class of directorship.

Name	Age	Position	Director Since	Class (Term Exp.)
Michael Boustridge	52	Director	2012	Class II (2017)
Richard K. Coleman, Jr.	58	Director	2014	Class III (2015)
Jean-Francois Heitz	65	Director	2011	Class I (2016)
Paul A. Jacobs	74	Chairman and Director	2005	Class III (2015)*
Stephen S. Kurtz	64	Director	2007	Class II (2017)
Kurt J. Lauk	68	Director	2010	Class II (2017)**
Mark Lewis	52	Director Nominee	—	Nominee for Class III
James C. Spira	72	Director	1994-1998; 2002	Class I (2016)**
Bobby G. Stevenson	73	Director and Founder	1974	Class I (2016)

*
Not standing for reelection at the 2015 Annual Meeting of Shareholders.

**
Resigning effective as of the 2015 Annual Meeting of Shareholders.

Pursuant to our bylaws, vacancies on the Board may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy, including a vacancy created by an increase in the size of the Board, serves for the remainder of the full term of the new directorship or of the class of directors in which the vacancy occurred. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

On March 29, 2015, (i) Mr. Jacobs informed us of his decision not to seek reelection at the 2015 Annual Meeting of Shareholders, and (ii) Dr. Lauk and Mr. Spira each notified us that they will resign as directors effective as of the date of the 2015 Annual Meeting of Shareholders. On April 15, 2015, we nominated Mr. Lewis to fill the vacancy created by the departure of Mr. Jacobs. We have agreed to fill the vacancy created by the departure of Dr. Lauk and Mr. Spira with independent directors. See "Directors and Executive Officers—Stockholder Agreement."

On April 15, 2015, we reduced the size of the Board of Directors from nine to eight directors by removing one existing seat from Class III. See "Directors and Executive Officers—Resolution of Stockholder Nominations."

2015 Proxy Statement 29

Class III Directors

Richard K. Coleman, Jr. President and Chief Executive Officer Crossroads Systems, Inc.
Service to Ciber

Mr. Coleman has been a member of our Board of Directors since April 2014. In 2014, he served as a member of the Nominating/Corporate Governance Committee and he will continue to serve in the same capacity in 2015.
Relevant Experience

Mr. Coleman is the President and Chief Executive Officer of Crossroads Systems, Inc., a global provider of data storage solutions. He is also the founder and President of Rocky Mountain Venture Services, a firm that assists companies in planning and launching new business ventures and restructuring initiatives. Previously, Mr. Coleman served in a variety of senior operational roles including Chief Executive Officer of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also previously held significant officer level positions with Frontier Communications, Centex Telemanagement and Sprint Communications. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects and has served as an adjunct professor for Regis University's graduate management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman holds a bachelor's degree from the United States Air Force Academy, an MBA from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School.

Contribution to Board

Mr. Coleman has extensive experience as a senior executive in the information technology marketplace, as well as significant management consulting experience with a focus on restructuring and growth initiatives. This combination of experience makes him qualified to understand our business, our competitors, and our current position in the marketplace, and to provide meaningful guidance to the board in implementing future strategic initiatives.

Service on Other Boards

In addition to being President and Chief Executive Officer of Crossroads System, Inc. (NASDAQ: CRDS), Mr. Coleman also serves on its board. Since May 2014, Mr. Coleman has also served on the board of Hudson Global, Inc. (NASDAQ: HSON), a leading worldwide provider of specialized recruitment, talent management and recruitment process outsourcing (RPO) services, where he also serves on the Compensation and Nominating/Governance Committees. In addition to his prior board experience with a variety of non-profit and private companies, Mr. Coleman previously served on the boards of NTS, Inc., a broadband services and telecommunications company (from 2012 until its sale in 2014); Aetrium Incorporated, a manufacturer of electromechanical equipment used in the handling and testing of semiconductor devices (2013 to 2014); and On Track Innovations Ltd., one of the pioneers of cashless payment technology (2012 to 2014).

30 2015 Proxy Statement

Mark Lewis Chairman and Chief Executive Officer Formation Data Systems
	Service to Ciber	Mr. Lewis has been nominated for election as a Class III Director at the 2015 Annual Meeting of Shareholders.
Relevant Experience

Since September 2012, Mr. Lewis has been the Chairman and Chief Executive Officer of Formation Data Systems, a software company delivering a revolutionary dynamic storage services platform for IT cloud computing, as well as a senior advisor to Silver Lake, a technology company investment firm. From February 2010 to April 2015, Mr. Lewis also served on the board of Board of Riverbed Technology, Inc., a publicly traded IT company. Mr. Lewis served as Chief Strategy Officer and President of EMC Ventures, an information infrastructure technology and solutions company, from October 2010 to February 2012. Mr. Lewis' prior roles at EMC included President of the Content Management and Archiving Division, Chief Development Officer, Chief Technology Officer and co-leader of the EMC Software Group. Mr. Lewis joined EMC in July 2002 from Hewlett-Packard/Compaq, where he was Vice President and General Manager of Compaq's Enterprise Storage Group. From 1998 to 1999, Mr. Lewis led Compaq's Enterprise Storage Software Business after serving for two years as Director of Engineering for Multi Vendor Online Storage. Before that, he spent 13 years in storage-related engineering and product development at Digital Equipment Corporation, a computer manufacturing company. He holds a B.S. in Mechanical Engineering from University of Colorado, Boulder. He has studied Business Law, Marketing, and Accounting for an MBA at University of Colorado, Colorado Springs, and he attended the Executive Education Program at the Harvard Business School.

Contribution to Board

Mr. Lewis brings to our Board of Directors his extensive engineering and IT services expertise, as well as significant experience in business management and leadership positions with several multi-national technology companies. These are the significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Mr. Lewis should serve as a director of Ciber.

Service on Other Boards	Mr. Lewis has served on the Board of Riverbed Technology, Inc. (NASDAQ: RVBD) since February 2010.

2015 Proxy Statement 31

Class III Director Not Standing for Reelection

Paul A. Jacobs Non-Executive Chairman Ciber Inc.
Service to Ciber

Mr. Jacobs became the Chairman of our Board of Directors in April 2010. In 2014 he served on our Audit and Nominating/Corporate Governance Committees. Mr. Jacobs has been a Director since February 2005. Mr. Jacobs is not standing for reelection at the annual meeting.
Relevant Experience

Mr. Jacobs was a founding member of the law firm of Jacobs Chase LLC, a Denver law firm formed in 1995. In 2011, Jacobs Chase LLC ceased operations as a law firm and substantially all of its lawyers moved to Husch Blackwell LLP, where Mr. Jacobs is Of Counsel. Mr. Jacobs was the driving force behind Denver's 1990 Major League Baseball Expansion bid and served as Executive Vice President and General Counsel of the Colorado Rockies from the inception of the franchise in 1991 through February 1995. Prior to that, Mr. Jacobs practiced at the Denver law firm of Holme Roberts & Owen (which merged with Bryan Cave LLP in December 2011) for 24 years, where he served on the Executive Committee for more than 10 years.

Contribution to Board

In addition to his extensive management and personnel experience, Mr. Jacobs brings to our Board and his Chairmanship more than 40 years of comprehensive legal experience in representing a variety of businesses and entrepreneurs in corporate finance, mergers and acquisitions, business planning, and real estate. Mr. Jacobs' legal experience in corporate finance and mergers and acquisitions and with other financial matters makes him qualified to understand our business, our competitors, and our opportunities.

Service on Other Boards	Mr. Jacobs is currently a Director of The Colorado Sports Hall of Fame.

32 2015 Proxy Statement

Class I Directors

Jean-Francois Heitz (Retired) Deputy Chief Financial Officer, Microsoft Corporation Ciber, Inc.
Service to Ciber

Mr. Heitz was appointed to our Board of Directors and as a member of the Board's Audit Committee in June 2011. In 2014, he served as a member of the Compensation Committee and as the Chairman of the Audit Committee, and he will continue to serve in the same capacities in 2015.
Relevant Experience

From 1989 to 2003, Mr. Heitz held several positions with Microsoft (NASDAQ: MSFT), where he was responsible for strategic operations, and treasury and finance functions. During his tenure with Microsoft, he was Deputy Chief Financial Officer from 2000 to 2003, at which time he assisted the Chief Financial Officer to lead the company's global finance, administration, IT and operations divisions, and he was primarily responsible for transactions, governance, integration of acquisitions and cross-organizational issues. From 1998 to 2000, Mr. Heitz was Corporate Treasurer of Microsoft and managed all capital markets, global cash management, foreign exchange, corporate finance, and credit and risk management activities. Prior to his role as Corporate Treasurer for Microsoft, Mr. Heitz served as Assistant Treasurer from 1994 to 1998 and as Director of Finance for Microsoft Southern Europe and General Manager, Business Operations, of Microsoft France from 1989 to 1994. From 1980 to 1989, he held various finance roles with Matra SA (now Group Lagardere), a French multinational high-tech conglomerate, including 4 years in Boston, and Vice President of Finance and Administration of Matra Systèmes from 1987 to 1989. While with UNITEC, a European subsidiary of Envirotech Corp., he oversaw sales and marketing from 1978 to 1980. From 1974 to 1978, Mr. Heitz was an Operations Research Engineer for Air Liquide S.A.

Contribution to Board

Mr. Heitz brings deep financial and operations knowledge and significant experience in the international marketplace to Ciber's Board. Mr. Heitz's experience in finance, accounting and other financial matters makes him qualified to understand our business, our competitors and our opportunities. In addition, Mr. Heitz's experiences in international markets allow him to bring a global perspective to the Board. These are significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Mr. Heitz should serve as a director of Ciber.

Service on Other Boards

Mr. Heitz currently serves as a Director for three private companies, Arc International S.A., Total Immersion, and Succès Europe, and as chair of the Audit Committee for Arc International. His past board memberships include Bull from 2006 to 2010, Business Objects from 2003 to 2008, Wavecom from 2005 to 2008, Xantrex from 2007 to 2008, and TIR Systems from 2006 to 2007. Mr. Heitz is on the Advisory Boards for the Stanford Technology Venture Program and two technology funds. In addition, he is a member of the Board of Trustees of the Overlake School and the Seattle Symphony Orchestra, where he also serves as President of the Seattle Symphony Foundation, as well as a member of the Virginia Mason Foundation Board.

2015 Proxy Statement 33

James C. Spira President and Chief Operating Officer (Retired) American Greetings Corporation
Service to Ciber

Mr. Spira has been a Director since March 2002. In 2014, Mr. Spira served on the Board's Compensation Committee and as Chairman of the Nominating/Corporate Governance Committee. He also previously served as a Director from September 1994 until October 1998. Mr. Spira is resigning from the Board, effective as of the annual meeting.
Relevant Experience

Mr. Spira was the President and Chief Operating Officer of American Greetings Corporation (NYSE: AM) from 2001 until his retirement in July 2003. From 1995 to 2001, he was the managing partner of Diamond Technology Partners, Inc., a Chicago, Illinois-based management consulting firm providing program management services to design and deploy technology-enabled business strategies. Previously, from 1974 to 1991, Mr. Spira was Co-founder, President, and Chief Executive Officer of Cleveland Consulting Associates, an operations and systems management consulting firm that conducts business with multi-national companies.

Contribution to Board

Mr. Spira has over 40 years of management consulting experience and he brings his widely regarded expertise in developing and implementing winning competitive strategies and career-long focus on profit improvement to his membership on our Board of Directors. Mr. Spira's management consulting experience, in addition to his experience as a senior executive officer, make him qualified to understand our business, our competitors, and our opportunities. These are significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Mr. Spira should serve as a director of Ciber.

Service on Other Boards

Mr. Spira currently serves as Chair of Spira and Company, a privately-held management consulting firm specializing in corporate strategy, and as non-executive Chair of Point to Point, a privately-held marketing and communications firm. From 2008 to 2012, he served as non-executive Chair of enlight Advisors, LLC, a Cleveland, Ohio privately-held management consulting firm specializing in corporate strategy. From July 2003 until September 2008, Mr. Spira served as non-executive Chairman of the Board of Brulant, Inc., a Cleveland, Ohio privately-held information services firm. He also served as a director of Brulant from 1997 to 2008. In 2005, he joined the board of Dealer Tire LLC, a private company that helps original equipment automobile manufacturers design, implement, and manage tire programs for their dealerships. In 2011, Mr. Spira became Director Emeritus for Dealer Tire LLC. From June 2004 to May 2011, Mr. Spira served on the Board and as a member of the Audit and Compensation Committees of Jackson Hewitt, Inc.

34 2015 Proxy Statement

Bobby G. Stevenson Co-Founder Ciber Inc.
Service to Ciber

Mr. Stevenson is a founder of the Company and has been serving as a Director since 1974. He served as Chairman from 1994 to 2010. He was a key figure in Ciber's formation and the ensuing growth of the Company.
Relevant Experience

Mr. Stevenson served as Vice President in charge of recruiting and management of the Company's technical staff from 1974 until November 1977, when he became Chief Executive Officer. As Chief Executive Officer from 1977 to 1998, he was responsible for management of all of our operations and Ciber's growth and development throughout that period.

Contribution to Board

Mr. Stevenson continues to utilize his long-term management experience with the Company and his extensive knowledge of the IT industry in his role on our Board of Directors. Mr. Stevenson's insights and perspectives as a founder of the Company and our prior Chief Executive Officer make him qualified to understand our business, our competitors and our opportunities. These are significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Mr. Stevenson should serve as a director of Ciber.

2015 Proxy Statement 35

Class II Directors

Michael Boustridge Chief Executive Officer
Service to Ciber

Mr. Boustridge was appointed as our Chief Executive Officer effective June 12, 2014 and was appointed to our Board of Directors in March 2012. Mr. Boustridge served on the Board's Compensation and Nominating/Corporate Governance Committees in 2014, until his appointment as Chief Executive Officer.
Relevant Experience

Prior to his appointment as our Chief Executive Officer, Mr. Boustridge was the Chief Executive Officer of Contact Solutions, a leading customer enablement company from 2013 to 2014. From 2011 to 2013, Mr. Boustridge was founder and President of BoKiwi Corp. From 2006 to 2011, he served as President of British Telecom ("BT") Global Services Multi-National Corporations, where he had responsibility for all aspects of BT's operations and performance for the global multi-national corporations, including BT Professional Services and BT Global Financial Services sector. Prior to being appointed to that role, he held various positions with BT, including President of the America, Canada, and Asia Pacific Divisions. Prior to joining BT, he served as Chief Sales and Chief Marketing Officer at Electronic Data Systems, LLC, which he joined in 1996 from Hitachi Data Systems.

Contribution to Board

Mr. Boustridge brings to our Board of Directors his extensive global experience in IT services and his proven track record of strategic planning in successful service delivery and operational results for global companies. His international experience allows him to bring a global perspective to the Board. This together with his experience as a senior executive officer in the technology industry are significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Mr. Boustridge should serve as a director of Ciber.

Service on Other Boards

Mr. Boustridge also currently serves on the Board of Directors and the Compensation Committee for Riverbed Technology, Inc. (NASDAQ: RVBD), a publicly-traded technology company that specializes in improving the performance of networks and networked applications, and on the Board of Directors of Cyan Inc. (NASDAQ: CYNI), a leading publicly-traded SDN company. Mr. Boustridge is on the Advisory Board of Any Presence, Inc., a privately-held cloud-based mobile platform company. He also serves on the board of one private company, DYN. He is also a member of the Board of Trustees of the XPRIZE Foundation, an educational nonprofit organization with the mission to bring about radical breakthroughs for the benefit of humanity, to inspire industries and to revitalize markets.

36 2015 Proxy Statement

Stephen S. Kurtz Chief Executive Officer MuscleSound, LLC
Service to Ciber

Mr. Kurtz was appointed to our Board in December 2007. In 2014, he served as Chairman of the Compensation Committee and as a member of the Board's Audit Committee, and will continue to serve in those capacities in 2015.
Relevant Experience

Mr. Kurtz's professional experience includes negotiation, structuring, and tax planning for mergers, acquisitions, joint ventures, and leveraged buyouts. Since 2012, Mr. Kurtz has been the Chief Executive Officer of MuscleSound, LLC, a health-IT services company headquartered in Denver, Colorado. From 2001 to 2013, Mr. Kurtz served as a Co-Managing Member of Mankwitz Kurtz Investments, LLC, a Denver-based private equity firm, which he formed in 2001. In 2008, Mr. Kurtz formed Kurtz Financial, LLC, a consulting firm specializing in restructuring, turnarounds, and mergers and acquisitions advisory services. From 1978 to 2001, he was President of the CPA firm of Shenkin Kurtz Baker & Co. Mr. Kurtz is a certified public accountant.

Contribution to Board

For over 30 years, Mr. Kurtz has provided professional services in accounting and finance, bringing depth and financial expertise to our Board as well as our Audit and Compensation Committees. Mr. Kurtz's significant experience in finance, accounting, and other financial matters makes him qualified to understand our business, our competitors, and our opportunities. These are significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Mr. Kurtz should serve as a director of Ciber.

Service on Other Boards

From 1995 to 2010, he was a member of the Board of Directors and Chairman of the Audit and Finance Committees of HCA-HealthOne in Denver and is a former member of the Community Board of Wells Fargo Colorado, N.A. (NYSE: WFC). Since November 2009, Mr. Kurtz has also been a member of the Board, member of the Governance Committee, and the Chairman of the Audit Committee of Pembrook Mining Corp., a privately-held, Canada- based international mining company. In 2012, Mr. Kurtz began serving as a Board member and as Chair of the Audit Committee of LaSalle Mining Corp., a privately-held, Canada-based mining company.

2015 Proxy Statement 37

Kurt J. Lauk, PhD Co-Founder Globe Capital Partners Globe CP GmbH, New York / Stuttgart
Service to Ciber

Dr. Lauk was appointed to our Board in November 2010. He served as a member of the Board's Audit and Nominating/Corporate Governance Committees in 2014. Dr. Lauk is resigning from the Board, effective as of the annual meeting.
Relevant Experience

Dr. Lauk is an executive officer of Globe CP GmbH. Since 2004, Dr. Lauk has been a special advisor to Silver Lake Partners, a leader in private investments in technology and technology-enabled industries. From 1996 to 1999, Dr. Lauk held senior management roles in, and was responsible for, the global Commercial Vehicle Division of DaimlerChrysler and also served as a Member of DaimlerChrysler's Board of Management. Prior to joining DaimlerChrysler, he held the position of Chief Financial Officer and Chief Controller of VEBA AG (today E.on AG) (Pink Sheets: EONGY and Frankfurt Stock Exchange: EOAN), Germany's largest publicly-listed energy conglomerate, where he served as a Member of its Board of Management with IT responsibilities. Prior to that, Dr. Lauk was Deputy Chairman and Chief Financial Officer of Audi AG (Frankfurt Stock Exchange: Audi AG), where he also handled marketing for the Audi brand. He also served as Vice President and Director of The Boston Consulting Group Inc., in Munich and Boston, respectively, where his practice focused on technology and manufacturing businesses.

Contribution to Board

Dr. Lauk brings vast international business experience in finance, sales, and marketing to Ciber's Board. Dr. Lauk's global expertise supports the Board's efforts in overseeing Ciber's strategy to expand our operations on a global level. Dr. Lauk's international experience in finance, sales and marketing makes him qualified to understand our business, our competitors and our opportunities. These are significant qualities that led the Nominating/Corporate Governance Committee to the conclusion that Dr. Lauk should serve as a director of Ciber.

Service on Other Boards

Dr. Lauk currently serves as a Director and on the Audit Committee for Magna International, Inc. (NYSE: MGA). He also presently serves on several supervisory boards and on selected advisory councils. Dr. Lauk serves as a Trustee of the International Institute for Strategic Studies in London. He is an honorary professor with a chair for International Business Strategy at the European Business School in Reichartshausen and was a lecturer in Global Management at the Stanford University Graduate School of Business. Dr. Lauk serves as the Chairman of the Economic Council to the Christian Democratic Party in Berlin, Germany, an independent business organization. From March 2007 until October 2010, Dr. Lauk was a member of the board of The Innovation Group plc, U.K. (LSE: TIG), where he was a member of the Nomination Committee. He has previously served on several governmental commissions at both the federal and state level in Germany.

38 2015 Proxy Statement

Director Selection Process

We believe that our directors must bring the skill mix and experience necessary to perform the Board of Directors' oversight function effectively. Prospective Board members are identified by a combination of methods, including use of search firms, studying other boards, word-of-mouth in industry circles, inquiries of outside professionals, and recommendations made to us. Although we do not have a formal policy with regard to diversity when considering candidates for director, our Nominating/Corporate Governance Committee looks at the entirety of our Board and seeks to add skills and experience that complement other members of the Board, rather than director nominees who may represent a particular constituency. We value, encourage, and draw upon diverse viewpoints, believing that they add perspective and creativity to our discussion of business issues and challenges. The Nominating/Corporate Governance Committee considers a number of factors for Board nominees including, but not limited to, the following:

  •
  bringing diversity to the Board;

  •
  direct experience with international business and transactions;

  •
  experience in marketing and sales;

  •
  experience as a chief executive, chief operating or chief financial officer;

  •
  knowledge of our industry;

  •
  experience with finance, accounting, internal audit and other financial matters;

  •
  an understanding and experience with the fiduciary responsibilities of directors to shareholders;

  •
  leadership skills;

  •
  demonstration of sound business judgment;

  •
  global perspective and experience;

  •
  interpersonal effectiveness;

  •
  personal integrity;

  •
  experience with acquisitions; and

  •
  the number of other boards and committees on which a candidate serves.

In recruiting Board members to serve on a designated committee, the Nominating/Corporate Governance Committee also takes into account skills and experience specific to that committee. For example, our objective is to recruit Audit Committee members who are financial experts or financially literate.

In 2014, the Nominating/Corporate Governance Committee retained Spencer Stuart, Inc., to identify a broad candidate pool for potential nominees to our Board. Spencer Stuart assisted the Nominating/Corporate Governance Committee with an analysis to evaluate and consider potential nominees from this candidate pool.

2015 Proxy Statement 39

Stockholder Agreement

On March 29, 2015, we entered into a stockholder agreement (the "Stockholder Agreement") with Bobby G. Stevenson, the 1989 Bobby G. Stevenson Revocable Trust, the Bobby G. Stevenson Revocable Trust, and the Dixie Foundation (together with their affiliates and associates, the "Stockholder Group").

In connection with the entry into the Stockholder Agreement, on March 29, 2015, (i) Mr. Jacobs informed us of his decision not to seek reelection at the 2015 Annual Meeting of Shareholders, and (ii) Dr. Lauk and Mr. Spira each notified us that they will resign as directors effective as of the date of the 2015 Annual Meeting of Shareholders. On April 19, 2015, we nominated Mr. Lewis to fill the vacancy created by the departure of Mr. Jacobs, and, pursuant to the Stockholder Agreement, we have agreed to fill the vacancies created by the departure of Dr. Lauk and Mr. Spira with independent directors.

In addition, pursuant to the Stockholder Agreement, among other things, the Board of Directors agreed (i) to nominate Bobby G. Stevenson as a director of the Board at the 2016 Annual Meeting of Shareholders to serve a three-year term and (ii) following the 2015 Annual Meeting of Shareholders, to appoint Mr. Stevenson as acting Chairman of the Board with no compensation therefor until such time as the Board of Directors appoints a new Chairman of the Board to replace Mr. Stevenson. Pursuant to the Stockholder Agreement, the Stockholder Group has agreed to vote their shares in accordance with all of the nominations and proposals recommended by the Board until one day after the 2017 Annual Meeting of Shareholders.

The Stockholder Agreement includes customary standstill provisions, subject to certain exceptions. The Stockholder Group agreed to not disclose certain confidential information concerning the business and affairs of the Company. Each party further agreed not to publicly disparage or criticize the other party.

The Stockholder Agreement has been filed with the SEC on a current report on Form 8-K dated April 2, 2015.

Resolution of Stockholder Nominations

On April 19, 2015, Lone Star Value Investors, LP ("Lone Star Value") sent us a letter pursuant to which Lone Star Value agreed to irrevocably withdraw the notice it tendered to us on February 27, 2015 announcing its intention to nominate certain individuals for election as directors at the 2015 Annual Meeting of Shareholders.

On April 19, 2015, we sent a letter to Lone Star Value pursuant to which we agreed to (i) decrease the size of the Board of Directors from nine to eight seats by removing one existing seat from Class III and (ii) nominate and recommend Richard K. Coleman, Jr. and Mark Lewis for election as Class III directors at the 2015 Annual Meeting of Shareholders.

Director Compensation

Our Board of Directors periodically reviews and establishes the compensation of our non-employee directors based on recommendations from the Compensation Committee. In setting director compensation, we review, among other things, director compensation surveys in publications for boards of directors and the publicly-available data of our compensation peer group (see "Compensation Discussion and Analysis" below for a detailed discussion of our compensation peer group).

40 2015 Proxy Statement

The following table sets forth the components of the non-employee director compensation program that were in effect for 2014:

2014 Non-Employee Director Compensation	Annual Cash Retainer— Board Membership and Committee Chairmanships ($)	Annual Cash Retainer— Committee Memberships ($)	Value of Initial RSU Awards for New Directors Upon Election or Appointment to the Board of Directors ($)	Value of Annual RSU Awards ($)
All Non-Employee Directors of the Board	50,000	—	100,000	100,000
Chairman of the Board	60,000	—	—	—
Audit Committee	30,000	15,000	—	—
Compensation Committee	20,000	10,000	—	—
Nominating/Corporate Governance Committee	10,000	5,000	—	—

The RSU awards granted upon initial service as a non-employee director are based on the closing price of our common stock on the grant date and vest in equal quarterly installments over a period of three years. The annual RSU awards to non-employee directors are granted based on the average closing price for our common stock for the 90 days preceding the grant and vest in equal quarterly installments over a period of one year. Employee directors receive no additional compensation for serving on our Board of Directors. All equity awards were made under our 2004 Plan.

Director Stock Ownership and Retention Policy.    In 2014 we increased the minimum stock holding for non-employee directors to $300,000. Our current non-employee directors have until January 1, 2019 to meet this increased holding requirement. Any newly elected non-employee director will have until the later of January 1, 2019 or five years from the date of his or her initial election or appointment to our Board of Directors to meet this stock ownership requirement. In addition, all non-employee directors are also required to hold at least 50% of any shares of our common stock acquired upon the vesting of any stock awards or exercise of stock options through the non-employee director compensation program for at least a six-month period after such vesting or exercise.

Other Benefits.    We reimburse our non-employee directors for travel and lodging expenses incurred in connection with their attendance at Board and shareholders' meetings and at other Company-sponsored events. We also make health care insurance and long-term care insurance available to our non-employee directors and their spouses, in which the non-employee directors may participate at their option. The cost to us of long-term care insurance depends upon the age of the director or spouse electing to participate. Except as set forth below for Mr. Stevenson (see the notes to the "2014 Director Compensation Table" below), our non-employee directors receive no other perquisites or other personal benefits.

2015 Proxy Statement 41

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)		Total ($)
Paul A. Jacobs	130,000	111,230	4,346		245,576
Betsy Atkins(4)	24,185	99,999	—		124,184
Michael Boustridge(5)	32,500	111,230	—		143,730
Richard K. Coleman, Jr.(6)	27,500	100,001	—		127,501
Jean-Francois Heitz	90,000	111,230	—		201,230
Stephen S. Kurtz	85,000	111,230	8,921		205,151
Kurt J. Lauk	70,000	111,230	—		181,230
Archibald J. McGill(7)	32,500	111,230	96,368		240,098
James C. Spira	70,000	111,230	4,244		185,474
Bobby G. Stevenson	65,000	111,230	39,115	(8)	215,345

(1)
The amounts reported in this column represent the grant date fair value of the shares of our common stock subject to the annual RSU awards granted in 2014. The grant date fair values of these RSU awards were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718").

(2)
We did not grant any options to purchase shares of our common stock to our non-employee directors in 2014. The aggregate number of vested and outstanding stock options and unvested RSU awards held by each of our non-employee directors as of December 31, 2014, was as follows:

Name	Options	RSUs
Paul A. Jacobs	30,000	6,125
Betsy Atkins	0	0
Michael Boustridge*	0	0
Richard K. Coleman, Jr.	0	19,747
Jean-Francois Heitz	0	6,125
Stephen S. Kurtz	20,000	6,125
Kurt J. Lauk	0	6,125
Archibald J. McGill	0	0
James C. Spira	15,000	6,125
Bobby G. Stevenson	15,000	6,125

  *
  Mr. Boustridge served as a non-employee member of the Board of Directors from January 1, 2014 until his appointment as Chief Executive Officer on June 12, 2014. In connection with his service on the Board of Directors and prior to being appointed as Chief Executive Officer, Mr. Boustridge received the annual grant of RSUs made to all directors, but upon appointment as Chief Executive Officer on June 12, 2014, Mr. Boustridge forfeited all unvested RSUs from the 2014 grant. Equity grants made to Mr. Boustridge in connection with his service as our Chief Executive Officer are reported in "Executive Compensation," below.

(3)
Consists of long-term care and health insurance premiums, and, with respect to Mr. McGill, long-term care insurance in the amount of $4,412, health care premiums in the amount of $3,642, and consulting fees of $88,314, and with respect to Mr. Stevenson, the amounts as set forth in footnote 8 to this table below.
42 2015 Proxy Statement

(4)
Ms. Atkins served on the Board of Directors from June 30, 2014 until October 16, 2014 and cash amounts shown are prorated.

(5)
Mr. Boustridge served as a non-executive member of the Board of Directors from January 1, 2014 until his appointment as Chief Executive Officer on June 12, 2014. In connection with his service on the Board of Directors and prior to being appointed as Chief Executive Officer, Mr. Boustridge received the annual grant of RSUs made to all directors, but upon appointment as Chief Executive Officer on June 12, 2014, Mr. Boustridge forfeited all unvested RSUs from the 2014 grant, resulting in a forfeiture of RSUs of $83,422. The amounts reported in this table include (i) annual director fees, as pro-rated for his appointment as Chief Executive Officer (ii) the full annual RSU grant for Mr. Boustridge for service as a non-executive Director in 2014, although after the forfeiture described above, Mr. Boustridge only retained RSUs of $27,808 in connection with his service in 2014 as a non-executive director. For amounts paid to Mr. Boustridge in connection with our Chief Executive Officer, see the "Summary Compensation Table" below.

(6)
Mr. Coleman joined the Board of Directors on April 11, 2014 and cash amounts shown are prorated.

(7)
Mr. McGill served on the Board of Directors until April 10, 2014 and cash amounts shown are prorated.

(8)
Includes the value of insurance premiums and other benefits provided to Mr. Stevenson pursuant to an agreement with the Company entered into when he resigned as Chairman of our Board of Directors on April 11, 2010. In connection with the change in his role, our Board of Directors approved certain perquisites and other benefits for Mr. Stevenson in recognition of his status as the Company's Founder, which are conditioned upon his compliance with certain restrictions. Such perquisites and other personal benefits, which are reported in the "All Other Compensation" column of the 2014 Director Compensation Table are as follows:

•
office space through July 31, 2016 (2014 value $26,692);

•
health care insurance for Mr. Stevenson and his spouse, while he is a member of our Board of Directors (2014 value $7,284);

•
payment of the remaining premiums on the long-term care insurance covering Mr. Stevenson's spouse (2014 value $5,139); and

•
In addition, we have agreed to continue paying health care insurance for Mr. Stevenson and his spouse for three years after he ceases to be a member of our Board of Directors, subject to certain limitations. In addition, Mr. Stevenson will be eligible to participate in the Company's health care insurance plan for a period of ten years after the three year period previously noted for Mr. Stevenson and his spouse, to the extent permitted under the Company's insurance plans, and subject to his reimbursement of the net cost of such insurance to the Company.
2015 Proxy Statement 43

Executive Officers
(as of the Record Date)

Name	Age	Position	Officer Since
Michael Boustridge	52	President, Chief Executive Officer, and Director	2014
Christian M. Mezger	46	Executive Vice President, Chief Financial Officer and Treasurer	2011
Tina Piermarini	58	Executive Vice President and Chief Administrative Officer	2014
M. Sean Radcliffe	46	Senior Vice President, General Counsel and Corporate Secretary	2012

Michael Boustridge
Chief Executive Officer

Information regarding Mr. Boustridge is provided above under "Our Board of Directors."

Christian Mezger
Chief Financial Officer

Mr. Mezger has served Ciber as Executive Vice President, Chief Financial Officer and Treasurer since February 2014. Mr. Mezger, age 46, has served as Ciber's Senior Vice President, Corporate Finance since joining Ciber in August of 2011. Prior to joining Ciber, from 2010 to 2011, Mr. Mezger was Vice President of Finance for the $11 billion technology services business of Hewlett Packard. He was promoted to that role from a position as Vice President of Worldwide Financial Planning and Analysis, a job in which he led global teams and steered financial management of the company's horizontal functions. During his 15 year tenure at Hewlett Packard, Mr. Mezger held several management and leadership roles, including Director of Finance for the Office of Strategy and Technology where he supported Hewlett Packard Labs. Mr. Mezger holds an MBA-equivalent degree from the University of Vienna, where his area of study concentration was in international business management.

44 2015 Proxy Statement

Tina Piermarini
Executive Vice President and Chief Administrative Officer

Ms. Piermarini joined Ciber as Executive Vice President and Chief Administrative Officer in June 2014. Prior to joining Ciber, from 2008 to 2014 she was founder and principal of Vivezza Partners, and in 2014 founded and served as Chief Executive Officer of thinkingisrequired, a Vivezza Partners company focused on transforming businesses and the people who run them. Ms. Piermarini started Vivezza Partners after serving as Senior Executive Vice President and Chief Administrative Officer for Electronic Data Services ("EDS"), a $22 billion IT services giant acquired by Hewlett Packard. At EDS, she served as a company officer and member of the Executive Committee, reporting directly to the Chairman and Chief Executive Officer. Ms. Piermarini also led EDS's global human resources, enterprise risk management, security and real estate organizations, and she played an instrumental role in revitalizing the company during its global business transformation. Before joining EDS, Ms. Piermarini was Vice President of Strategic Marketing, Sales and Business Development for Halliburton affiliate GrandBasin, as well as Vice President of Marketing and Innovation—Energy for Science Applications International Corp. She also spent 19 years at Data General Corp. helping companies transform and grow through multinational sales, strategic marketing and technology implementation.

M. Sean Radcliffe
Senior Vice President, General Counsel and Corporate Secretary

Mr. Radcliffe joined Ciber as Senior Vice President, General Counsel and Corporate Secretary in November, 2012. Mr. Radcliffe serves as chief counsel for all of our business units, drawing on his experience in a wide range of legal areas, including intellectual property protection, client and vendor engagement, human resources, mergers and acquisitions, and regulatory compliance. Prior to joining Ciber, from 2004 to 2012, Mr. Radcliffe was chief corporate counsel and chief compliance officer at IHS, a leading global provider of business information services and decision-support tools. He also has held key legal positions at WilTel Communications, a major telecommunications firm, as well as at the law firms of Sneed Lang Herrold, Conner & Winters and Pray Walker. Mr. Radcliffe is currently President of the Board of Directors for the Association of Corporate Counsel, Colorado Chapter. He has been a member since 2010, and has held other positions including First Vice President, Treasurer and Secretary. Mr. Radcliffe is also on the Professional Advisory Board for the Institute for Enterprise Ethics at the Daniels College of Business, University of Denver.

2015 Proxy Statement 45

Part 5—Corporate Governance Practices

Director Independence

Our Board of Directors has determined that seven of our current eight Directors, and Mark Lewis, nominee for Class III Director at the 2015 Annual Meeting of Shareholders, are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Principles (provided on our website at "Investor Relations—Corporate Governance"). After reviewing such standards, principles and additional relevant facts and circumstances, including any related party transactions, the Board has determined that each of the following directors or nominees is independent and has or had no material relationship with the Company that would impair his independence: Messrs. Coleman, Heitz, Jacobs, Kurtz, Lewis, Spira and Stevenson and Dr. Lauk. Mr. Jacobs is not standing for reelection at the annual meeting and Mr. Spira and Dr. Lauk are resigning as directors, effective as of the annual meeting. The Company intends to fill the two remaining vacancies created by the departures of Messrs. Jacobs and Spira and Dr. Lauk with independent directors.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board of Directors are separated at Ciber. In our Board's opinion, such separation allows for the objective evaluation of our management's performance and strong, independent oversight by the Board. Mr. Jacobs currently serves as the Chairman of the Board of Directors. Following the 2015 Annual Meeting of Shareholders, Mr. Stevenson will be appointed acting Chairman of the Board of Directors with no compensation therefor until such time as the Board of Directors appoints a new Chairman of the Board of Directors to replace Mr. Stevenson.

Role of the Board in Risk Oversight

While our entire Board is accountable for and involved in risk oversight, our directors have elected to assign primary responsibility for risk oversight to the Audit Committee. The Audit Committee periodically reviews the risk management processes designed and implemented by the Company and receives reports from Company management to ensure that their approach is consistent with our corporate strategies and that there is an appropriate culture of risk awareness and assessment in decision making. At the same time, the Audit Committee recognizes that other Board committees, such as our Compensation Committee, have expertise in areas of risk oversight specific to their duties and responsibilities and therefore the Audit Committee delegates specific aspects of risk oversight to the other committees. Each committee periodically reports key risk oversight findings back to the full Board, so that the risk oversight activities are coordinated and consistent with our overall risk management processes. The full Board can then monitor risk taking across the organization and ensure that appropriate risk taking is aligned with and incorporated into our strategic planning process.

Meetings of Independent Directors

Our non-management directors meet regularly in executive session without management. The executive sessions are chaired by our Chairman of the Board. The executive sessions of our non-management directors are held in conjunction with each regularly scheduled Board meeting.

Board Meetings

The Board met eight times in 2014 in regularly scheduled quarterly and special meetings. Each director participated either in person or by telephone conference in at least 75% of all 2014 Board meetings and

46 2015 Proxy Statement

committee meetings (of which such director was a member). Seven directors attended the 2014 annual meeting and each director is expected to attend the 2015 Annual Meeting of Shareholders.

Board Committees

The Board has three standing committees: Audit, Compensation, and Nominating/Corporate Governance. Current membership in those committees is set forth below.

CURRENT COMMITTEE MEMBERSHIP
Director	Audit	Compensation	Nominating/ Corporate Governance
Michael Boustridge	—	—	—
Paul A. Jacobs	✓	—	✓
Richard K. Coleman, Jr.	—	—	✓
Jean-Francois Heitz	Chair	✓	—
Stephen S. Kurtz	✓	Chair	—
Kurt J. Lauk	✓	—	✓
James C. Spira	—	✓	Chair
Bobby G. Stevenson	—	—	—

Audit Committee

The principal responsibilities of the Audit Committee are, among others: (1) engaging and overseeing the work of the independent auditor, including the execution of the engagement letter and review of the audit plan; (2) reviewing the independence, internal quality control procedures and performance of the independent auditors and the qualifications of the key audit partner and audit managers; (3) overseeing the documentation, evaluation and testing of our system of internal controls; (4) establishing our policy on provision of non-audit services; (5) pre-approving all audit and permitted non-audit services provided to us; (6) establishing the Committee's procedure for receiving and reviewing complaints regarding accounting, internal controls and auditing matters; (7) discussing policies and guidelines with respect to financial risk exposure and management; (8) receiving reports from the auditor and reviewing with the auditor critical accounting policies and practices, alternative treatments of financial information that have been discussed with management and the effectiveness of internal controls and any material written communications between the auditor and our management; (9) reviewing Management's Discussion and Analysis and our annual audited financial statements and periodic reports that include financial statements prior to filing or distribution; (10) discussing, generally, all financial disclosures including financial media releases as well as financial information and earnings guidance provided to analysts and rating agencies; (11) reviewing and approving any related party transactions pursuant to our Related Party Transaction Policy; (12) determining and approving the compensation of the independent auditor; (13) discussing policies with respect to risk assessment and risk management; and (14) reporting to the Board with respect to their actions.

The Audit Committee met seven times during 2014. The Audit Committee Charter is available for review on our website at www.ciber.com under "Investor Relations—Corporate Governance."

The Board has determined that each of Mr. Kurtz, Mr. Heitz, and Dr. Lauk each qualify as an "audit committee financial expert" pursuant to Item 407(d) of Regulation S-K. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the listing standards of the NYSE and applicable SEC rules and our Corporate Governance Principles.

2015 Proxy Statement 47

Compensation Committee

The principal responsibilities of the Compensation Committee are, among others: (1) to define our philosophy, policies and procedures regarding executive compensation; (2) to administer and approve awards under our 2004 Plan and to administer our Employee Stock Purchase Plan; (3) to review the performance of the Chief Executive Officer, Chief Financial Officer, and the other executive officers (see "Compensation Discussion and Analysis," below); (4) to approve the annual base salary, cash incentive compensation, and equity compensation for our executive officers; (5) to make recommendations regarding non-employee director compensation; and (6) to review the Compensation Discussion and Analysis and recommend its inclusion in the proxy statement for the 2015 Annual Meeting of Shareholders and its incorporation by reference into our 2014 Annual Report on Form 10-K.

The Compensation Committee met eight times during 2014. The Compensation Committee Charter is available for review on our website at www.ciber.com under "Investor Relations—Corporate Governance."

The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Principles.

Nominating/Corporate Governance Committee

The principal responsibilities of the Nominating/Corporate Governance Committee are to identify and nominate qualified individuals to serve as members of the Board, to evaluate and recommend to the Board of Directors individuals to serve as Chairman of the Board and as Chief Executive Officer, to develop and recommend to the Board of Directors a succession plan for the Chief Executive Officer and the Chairman of the Board, and to nominate candidates to fill such other positions as may be deemed necessary and advisable by the Board. In addition, the Nominating/Corporate Governance Committee is responsible for developing, reviewing and recommending to our Board of Directors our Corporate Governance Principles and our Code of Business Conduct and Ethics, as well as evaluating the Board and its processes.

The Nominating/Corporate Governance Committee met three times in 2014. The Nominating/Corporate Governance Committee's Charter can be found at www.ciber.com under "Investor Relations—Corporate Governance."

The Board of Directors has determined that all of the members of the Nominating/Corporate Governance Committee are independent within the meaning of the listing standards of the NYSE and our Corporate Governance Principles.

Governance Policies

Corporate Governance Principles

Our Board has adopted formal Corporate Governance Principles to address matters of corporate governance including, but not limited to, Board composition and leadership, Board member qualifications, compensation, tenure, succession, Board organization, term and age limits, service on additional public company committees, and Board committee operation and responsibilities.

48 2015 Proxy Statement

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applied consistently to all employees and has been a prominent part of our Employee Handbook for several years. The Code of Business Conduct and Ethics adopted by our Board of Directors applies to all employees and includes specific requirements for executives and senior financial officers with respect to the ethical standards and obligations relevant to accounting and financial reporting. The Code of Business Conduct and Ethics contains procedures for reporting suspected violations of the Code of Business Conduct and Ethics and references the Audit Committee procedure for the reporting of questionable accounting and auditing matters or other concerns about accounting and auditing matters.

If the Board makes any substantive amendments to, or grants certain waivers from the Code of Business Conduct and Ethics as it applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Compensation Committee Interlocks and Insider Participation

During 2014, none of the current members of our Compensation Committee served, or has at any time served, as an officer or employee of the Company or any of our subsidiaries. Prior to his becoming President & Chief Executive Officer in mid-2014, Mr. Boustridge served as a member of our Compensation Committee. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the Board or the Compensation Committee. Accordingly, our Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2015 Annual Meeting of Shareholders and incorporated by reference in the 2014 Annual Report on Form 10-K.

Submitted by the Members of the Compensation Committee:

        Stephen S. Kurtz, Chairman
        Jean-Francois Heitz
        James C. Spira

Certain Relationships and Related Person Transactions

Our Board has adopted a written policy that requires the Audit Committee to review any financial transactions, arrangements, or relationships that exceed $120,000 in which Ciber is a participant and a related party (as defined in Item 404(b) of Regulation S-K) has a direct or indirect interest. Audit Committee approval of any related party transaction will depend upon whether or not the transaction is fair and beneficial to Ciber and its shareholders. Our Related Party Transaction Policy and the conflict of interest provision contained in our Code of Business Conduct and Ethics further describe our policies relating to relationships and related party transactions.

2015 Proxy Statement 49

The Corporate Governance Principles, Code of Business Conduct and Ethics, and Related Party Transaction Policy can be found on our website at www.ciber.com under "Investor Relations—Corporate Governance" or you may request a copy by writing to us at Ciber, Inc., Attention: Investor Relations, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111.

Communicating with the Board

Any shareholder or other interested party who wishes to contact our Chairman of the Board, our non-management Directors, our independent Directors, or any individual director, may do so by writing to our Chairman at: Ciber, Inc., Attn: Chairman of the Board, 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111. Any communication that raises concerns regarding our internal controls or financial disclosures will immediately be referred to our Audit Committee.

50 2015 Proxy Statement

Part 6—Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Outreach and Key Changes to 2015 Executive Compensation Program

We were disappointed with the results of the 2014 shareholder vote on our executive compensation programs. We believe that the shareholder say-on-pay represents one of the most important forms of shareholder feedback. Accordingly, following last year's failed say-on-pay vote, we engaged in an extensive program of shareholder outreach. During 2014, we spoke with and received feedback from shareholders owning over 30% of our common stock outstanding at the time. The comments received were carefully considered and thoroughly reviewed by the Committee and our senior executives. Informed by these shareholder discussions, we have instituted a number of changes to our compensation program, including the key 2015 program changes described below.

Key 2015 Program Changes

Based upon the comments and feedback received during our extensive shareholder outreach efforts, as well as the annual review of our executive compensation programs against market best practices, we decided to make the following changes to the 2015 program:

  ✓
  Lower Target Total Compensation Opportunities:    Target total compensation opportunities, on an annualized basis, for our NEOs are competitively positioned and more in-line with "middle of the market" practices and levels. Given the recent hiring of our new NEOs in 2014 (and the compensation required to secure their services) as well as other program changes implemented for 2015, annualized 2015 target total compensation amounts for our current NEOs will generally be lower than 2014 levels.

  ✓
  Introduction of Performance-based Restricted Stock Units (PRSUs):    PRSUs are now weighted 30% of the overall Long Term Incentive ("LTI") mix. The Compensation Committee intends to increase this percentage to at least 50% of the overall LTI mix over the next several years.

  ✓
  PRSUs Emphasize Long-term Value Creation:    PRSU awards have a three-year performance period, are structured to drive profitability (via an earnings before interest, tax, and amortization- or EBITA-metric), and include a final award modifier based upon relative total shareholder return (TSR).

  ✓
  Strong Emphasis on Long-term Incentives:    Our overall annual target pay mix for our senior executives is structured to ensure that long-term incentives (LTI) comprise at least 50% of the overall package.

  ✓
  Cash Bonus Program to Focus More on Annual Performance and Payouts:    We modified the structure of goals and payments under our annual performance-based cash incentive plan so that payments are made after the end of the year based upon year-long goals (versus the current program which has quarterly goals and payouts). In addition, the payout as a percentage of target for threshold performance has been reduced under the 2015 plan relative to that under the 2014 program, further aligning pay and performance.
2015 Proxy Statement 51

  ✓
  Equity Plan Amendments Designed to Facilitate 162(m) Compliance.    The 2004 Plan incorporates changes designed to allow more awards—both cash and equity—to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The amendments to the plan do not include an increase to the number of shares of common stock available for issuance under the plan.

We believe that these changes demonstrate our ongoing commitment to a strong pay for performance philosophy and will help to retain and motivate our senior executives to successfully implement both our short-term and long-term business strategies, and strengthen the link between the compensation of our executives and the return to our shareholders. As in prior years, the Compensation Committee will continue to review the annual say on pay vote results, as well as feedback from our shareholders, and determine whether to make any future changes in light of the comments it receives and prevailing market practices.

Executive Summary

Our Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs as well as the relevant decisions and factors considered by the Compensation Committee in establishing our executive compensation programs for 2014. For 2014, our Named Executive Officers were:

Name	Position

Michael Boustridge	President and Chief Executive Officer (CEO)

Christian Mezger	Executive Vice President & Chief Financial Officer (CFO)

Tina Piermarini	Executive Vice President & Chief Administrative Officer

R. Bruce Douglas	Senior Vice President—North America (through January 24, 2015)

David Peterschmidt	Former President and CEO (through June 12, 2014)

Michael E. Lehman	Former Interim CFO (through February 11, 2014)

Anthony Fogel	Former Senior Vice President and Chief Human Resources Officer (through June 13, 2014)

Mr. Boustridge and Ms. Piermarini joined Ciber as executive officers in mid-2014.

The seven individuals above are collectively referred to herein as our "Named Executive Officers" or "NEOs."

The most recent year (2014) was a transformative one for Ciber. We brought in several new members of the senior executive team with backgrounds and experiences necessary to successfully position the Company for future growth and ultimately, shareholder value creation. Already, our new management team has achieved tangible, positive results as evidenced by the following milestones that have been achieved and initiatives that were implemented in 2014:

  •
  Year-over-year increase in gross margin to 25.8%

  •
  Q4 2014 marked the highest level of profitability at the Company in four years
52 2015 Proxy Statement

  •
  We announced a plan to buy back up to $10 million shares of our common stock on the open market

  •
  We implemented our current strategic plan, the key initiatives of which include: (i) focusing on high-value, tightly-defined core offerings with a well-developed portfolio of reusable solution sets; (ii) performing under heightened operational regimes; and (iii) customer service

Overall, our compensation programs are designed to attract, motivate, and retain talented, competent, and high quality executives capable of successfully executing the business strategy for a leading global IT consulting company. Consistent with prior years, our 2014 executive compensation programs were based upon the following guiding principles:

  •
  Emphasizing pay for performance, while also providing material retentive elements to ensure that we attract, retain and motivate our high caliber executives

  •
  Designing compensation programs that are aligned with the latest trends and best practices in the market

  •
  Providing compensation opportunities at levels competitive to those of our peer group and commensurate with our senior executives' backgrounds and skill sets

  •
  Ensuring alignment with shareholder value creation

These guiding principles are reinforced further by the following best practices found in our compensation programs:

What We Do

✓	Pay for performance

✓	Capped incentive plan (annual and long-term) opportunities

✓	Limited perquisites

✓	Double-trigger change-in-control ("CIC") severance arrangements

✓	Multi-year vesting requirements for long-term incentive awards

✓	Annual risk assessment of compensation programs

✓	Stock ownership guidelines

✓	Use of an independent compensation consultant

✓	Anti-hedging policy

✓	Anti-pledging policy

What We Do NOT Do

✗	No excise tax gross-ups or other tax reimbursements/gross-ups

✗	No re-pricing of underwater options

✗	No supplemental health and welfare programs that provide benefits in excess of those offered to all employees

✗	No supplemental retirement programs that provide benefits in excess of those offered to all employees

2015 Proxy Statement 53

Key Components of Our Executive Compensation Program

The following table outlines the key components of our executive compensation program as well as how each component reinforces one or more facets of our executive compensation philosophy and goals:

Component	Rationale/Purpose

Base Salary	• Attract and retain high performing individuals • Reflect an individual's skills, experience, and performance

Annual Performance-based Cash Incentive Plan	• Drive achievement of annual financial, strategic, and individual goals • Align interests and wealth creation with those of shareholders

Performance-based Restricted Stock Units (PRSUs)—NEW for 2015	• Drive achievement of long-term financial and strategic goals • Align interests and wealth creation with those of shareholders

Time-based Restricted Stock Units (RSUs)	• Facilitate retention • Align interests and wealth creation with those of shareholders

Stock Options	• Facilitate inducement • Align interests and wealth creation with those of shareholders

Retirement Programs (tax-qualified 401k only)	• Facilitate retention • Provided on the same terms and conditions to all of our full-time employees

Health and Welfare Benefits	• Designed to be affordable and competitive with typical market practices • Provided on the same terms and conditions to all of our full-time employees

Limited Perquisites	• Executives are essentially treated on the same terms as all other full-time employees • Help to ensure executive can remain focused on execution of the business strategy

In recent years, stock options have been used on a limited basis. The Compensation Committee views stock options as another performance-based LTI vehicle that can be granted, when applicable, to drive long-term performance, as stock options do not have value unless Ciber's stock price increases relative to the grant date share price.

54 2015 Proxy Statement

Establishing Annual Compensation Levels

In setting annual compensation levels for our executive officers, the Compensation Committee thoughtfully considered all elements of Ciber's compensation programs, both separately and in aggregate, to help ensure that our executive compensation objectives are met. In making its decisions, the Compensation Committee considers multiple relevant internal and external factors as it deems appropriate, including but not limited to: the Company's business objectives and strategy, market best practices and trends with respect to compensation program design and levels, executive talent attraction and retention needs, and each executive's role/responsibilities.

Peer Group

In order to ensure that our executive compensation programs are reasonable and competitive in the marketplace, the Compensation Committee compares our compensation programs and levels to those at other companies of a size similar to Ciber (based primarily on revenues and market value) and against which we compete on an operational basis and/or for executive talent. In 2014, we revised our Compensation Peer Group by removing three peers and adding six others in order to create a peer group more reflective of Ciber's size, mix of services, global client base and active restructuring process. For 2014, the Compensation Peer Group included the following companies:

2014 Compensation Peer Group

Acxiom, Inc.	EarthLink Holdings Corp.*	MAXIMUS, Inc.

CDI Corp.	ePlus Inc.*	Monster Worldwide, Inc.*

Computer Task Group, Incorporated	ExlService Holdings, Inc.	Perficient, Inc.

Convergys Corporation	The Hackett Group, Inc.	Sapient Corporation

CSG Systems International, Inc.*	IGATE Corporation	Syntel, Inc.

Datalink Corporation*	Lionbridge Technologies, Inc.*	* added in 2014

The Compensation Committee also was provided with competitive compensation data from the 2014 Radford Global Technology survey, which was used as an additional reference source. The Radford Global Technology survey provides deeper and more precise competitive compensation data than what is available solely from the public filings of companies in the Compensation Peer Group.

Base Salary

The Compensation Committee conducts an annual review of each executive officer's base salary, with input from our Chief Executive Officer (except with respect to his own base salary), and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer's performance, individual contributions and responsibilities, competitive market conditions, and retention objectives. While the Compensation Committee believes that the base salaries of our executive officers should be competitively positioned relative to comparable positions at the companies in our Compensation Peer Group, it makes decisions on individual adjustments to base salaries in its sole discretion based on its evaluation of the previously-described factors.

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The following table shows the annualized base salaries for the NEOs for 2014:

Name	2014 Base Salary

Michael Boustridge	$700,000

Christian Mezger	$380,000

Tina Piermarini	$405,000

R. Bruce Douglas (Former SVP, North America)	$350,000

David Peterschmidt (Former CEO)	$710,000

Michael E. Lehman (Former CFO)	$416,000	*

Anthony Fogel (Former SVP)	$330,000

*
Mr. Lehman's base salary was set at an annualized rate of $416,000 while he served as our interim CFO and during the initial transition phase after Mr. Mezger became our CFO. From May 3, 2014 through July 7, 2014, Mr. Lehman's salary was reduced to an annualized rate of $208,000 during the second part of the CFO transition process. From July 8, 2014 through his termination with Ciber on October 3, 2014, his base salary was reduced to an annualized rate of $36,000 for his service in an advisory capacity only.

Annual Performance-based Cash Incentive Plan

Consistent with our strong pay for performance philosophy and in order to align our executive officers' interests with those of our shareholders, the Compensation Committee established an annual performance-based cash incentive plan to motivate and reward executives for achieving annual financial, strategic, and individual objectives.

The Compensation Committee established target annual incentive opportunities for each of our serving NEOs at the start of the year, except for Mr. Lehman. Target opportunities for the NEOs were set at competitive levels relative to comparable roles in the market based upon a review of market compensation and also in consideration of each NEO's individual role and responsibilities. Ms. Piermarini's target bonus opportunity was established upon her joining Ciber in mid-2014. Under the terms of his employment agreement, Mr. Boustridge was guaranteed a bonus for 2014. Although Mr. Boustridge did not participate in our 2014 annual cash incentive program, he was granted a discretionary cash award by the Compensation Committee for Q3 and Q4 performance. Mr. Boustridge will participate in the annual performance-based cash incentive plan in 2015. His 2014 bonuses are described in greater detail below.

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For 2014, the target opportunities (as a percentage of their respective annualized base salaries) for our NEOs were:

Name	Target Bonus (% of Base Salary)

Michael Boustridge	N/A

Christian Mezger	70%

Tina Piermarini	60%

R. Bruce Douglas (Former SVP, North America)	90%

David Peterschmidt (Former CEO)	105%

Michael E. Lehman (Former CFO)	N/A

Anthony Fogel (Former SVP & CHRO)	75%

For NEOs other than Messrs. Boustridge, Douglas and Lehman, the Compensation Committee established the following Corporate metrics and their respective weightings under the annual performance-based cash incentive plan:

Corporate Metrics	Weightings

Corporate Net Operating Income (NOI)	40%

Corporate Revenue	40%

Individual Performance	20%

For Mr. Douglas, our SVP—North America (through January 24, 2015), the Compensation Committee established the following Corporate and North American Division-specific metrics and their respective weightings under the annual performance-based cash incentive plan:

North America Division Metrics	Weightings

Corporate Net Operating Income (NOI)	12%

Corporate Revenue	12%

North America Net Operating Income (NOI)	28%

North America Revenue	28%

Individual Performance	20%

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Financial Metrics and Performance

The financial metrics and weightings approved by the Compensation Committee were selected because it believed that these (1) were the primary drivers of shareholder value in the near term and (2) provide direct accountability for our NEOs. The Compensation Committee established the following performance levels and payout percentages related to the 2014 financial metrics—both Corporate and for the North America Division—under the annual performance-based cash incentive plan:

Performance	% of Target Goal	% of Target Payout

Maximum	150%	150%

Target	100%	100%

Threshold	80%	80%

Goals for each of the financial metrics are set on a fiscal quarter basis. No bonuses would be paid for performance below the threshold performance level (i.e., 80% of target), and amounts would be linearly interpolated for performance between the levels shown in the table above. In addition, no bonuses related to the Corporate NOI and Corporate Revenue metrics could be earned under the annual performance-based cash incentive plan if Corporate NOI was less than 65% of the target performance level for the respective fiscal quarter. For Mr. Douglas, similar minimum threshold performance levels were established for his North America Division-specific NOI and Revenue goals. Any achievement over 100% against plan targets will only be paid at year-end, based on full-year performance. As shown in the table above, annual award opportunities are capped at 1.5x the target opportunities.

The following table shows the quarterly target performance goals and corresponding actual performance for the Corporate NOI and Corporate Revenue metrics for 2014 (in $000s):

2014 Fiscal Quarter	Corporate NOI Target Performance	Corporate NOI Actual Performance	2014 Fiscal Quarter	Corporate Revenue Target Performance	Corporate Revenue Actual Performance

Q1	$6,888	$6,931	Q1	$215,655	$218,011

Q2	$8,460	$4,134	Q2	$221,293	$214,646

Q3	$8,237	$2,883	Q3	$222,587	$211,306

Q4	$11,921	$7,649	Q4	$230,423	$219,644

For Mr. Douglas, our SVP—North America, 56% of his annual performance-based cash incentive plan was split equally based upon performance against North America Division-specific NOI and Revenue goals, which are shown below (in $000s):

2014 Fiscal Quarter	N. America NOI Target Performance	N. America NOI Actual Performance	2014 Fiscal Quarter	N. America Revenue Target Performance	N. America Revenue Actual Performance

Q1	$8,459	$8,472	Q1	$105,006	$103,478

Q2	$10,299	$9,109	Q2	$109,498	$105,154

Q3	$11,037	$10,430	Q3	$112,415	$106,300

Q4	$10,703	$10,961	Q4	$113,625	$107,748

58 2015 Proxy Statement

Individual Performance

The individual performance component of our annual performance-based cash incentive plan was weighted as 20% of the overall target opportunity. Our NEOs are eligible to earn a bonus based upon individual performance against Compensation Committee-approved goals; any amounts earned are paid biannually (half after Q2 and half after Q4). The evaluation of each NEO's individual performance against his/her goals is based upon a subjective assessment by the Compensation Committee. We believe that it is important to have this element in our annual performance-based cash incentive plan in order to be able to formally recognize key individual contributions made by our NEOs to our overall success that cannot be quantitatively measured.

Awards for Fiscal 2014 Performance

Final 2014 annual cash incentive payouts, including amounts earned with respect to both our financial and individual goals for each fiscal quarter, are shown in the following table. As we noted previously, 2014 was a transformative year for Ciber, and the Compensation Committee believed that the significant progress made by the senior executive team was not fully reflected in our fiscal year financial performance. Nonetheless, net operating income in the fourth quarter was higher than that of the prior two quarters combined, and fourth quarter 2014 was Ciber's most profitable quarter in four years. Consequently, to reflect the strong, positive progress of our new management team in positioning Ciber for future success, the Compensation Committee granted discretionary awards to Messrs. Boustridge and Mezger and Ms. Piermarini in Q4 that reflected a combination of second-half 2014 financial performance as well as each NEO's individual performance. The discretionary award amount for Mr. Mezger assumed target achievement of the Q3 and Q4 financial goals and achievement of 100% of his individual component. Given that Mr. Boustridge and Ms. Piermarini became NEOs in mid-2014, the Compensation Committee determined that their awards should equate to 50% of their respective annualized 2014 base salaries based upon our Q3 and Q4 results, as well as their individual contributions and strategic leadership.

Payouts of performance-based and discretionary awards by fiscal quarter are shown in the following table:

Name	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total

Michael Boustridge	N/A	N/A	$475,000	$825,000	$1,300,000

Christian Mezger	$53,200	$0	$0	$159,600	$212,800

Tina Piermarini	N/A	N/A	$0	$202,500	$202,500

R. Bruce Douglas (Former SVP, North America)	$62,559	$40,572	$59,220	$0	$162,351

David Peterschmidt (Former CEO)	$179,930	N/A	N/A	N/A	$179,930

Michael E. Lehman (Former CFO)	N/A	N/A	$100,000	N/A	$100,000

Anthony Fogel (Former SVP & CHRO)	$49,500	N/A	N/A	N/A	$49,500

Mr. Boustridge and Ms. Piermarini were not eligible for Q1 or Q2 bonuses in 2014 as they were not yet employees of Ciber. Included above for Mr. Boustridge is a payment of $950,000 guaranteed for 2014 under the terms of his employment agreement to primarily reflect compensation opportunities he was forgoing by becoming President & Chief Executive Officer of Ciber. Mr. Boustridge will participate along with the other Ciber NEOs in the regular annual incentive program for 2015 and is not guaranteed a bonus

2015 Proxy Statement 59

for 2015. Mr. Douglas did not receive a bonus for Q4 since he terminated employment with Ciber in January 2015 prior to the payment of Q4 awards.

Mr. Peterschmidt, our former Chief Executive Officer, received a payout of $179,930 related to Q1 2014 performance; this was his only payout for 2014 under our annual performance-based cash incentive plan. Mr. Lehman, our former interim Chief Financial Officer, received a bonus of $100,000 in July 2014 for the successful completion of the Chief Financial Officer transition process; he did not receive any payments under our 2014 annual performance-based cash incentive plan. Mr. Fogel, our former Senior Vice President and Chief Human Resources Officer, received a payout of $49,500 related to Q1 2014 performance; this was his only payout for 2014 under our annual performance-based cash incentive plan.

As described previously, in 2015 we have transitioned to an annual performance-based cash incentive plan that pays out (to the extent earned) after the end of the fiscal year once the Compensation Committee has certified Company performance against the pre-established annual goals.

Long-term Equity-based Compensation (LTI)

We use equity awards to incentivize and reward our executive officers, including the NEOs, for long-term corporate performance based on the value of our common stock and, thereby, align the interests of our executive officers with those of our shareholders. We do not apply a rigid formula in determining the value of equity awards to be granted to our executive officers upon their initial employment. Instead, these awards are established through arms-length negotiation at the time the individual executive officer is hired. Thereafter, as part of its annual review of our executive compensation program, the Compensation Committee determines the value of any additional equity award at levels it considers appropriate. The specific dollar amount is calculated, taking into consideration the nature of the NEO's position, his/her responsibilities and contributions to the Company, and equivalent awards to NEOs or key employees in similar positions at companies comparable to Ciber.

As in recent years, our 2014 annual LTI grants consisted of time-based restricted stock units (RSUs) that vest quarterly over three years. Since Mr. Boustridge and Ms. Piermarini were not executive officers at the time of our annual grants in March 2014, neither received a 2014 annual grant of RSUs. During 2014, the following annual grants of RSUs were made to our NEOs:

Name	Number of RSUs	Grant Date Fair Value

Michael Boustridge	None	N/A

Tina Piermarini	None	N/A

Christian Mezger	195,600	$929,100

R. Bruce Douglas (Former SVP, North America)	171,150	$812,963

Anthony Fogel (Former SVP & CHRO)	97,800	$464,550

60 2015 Proxy Statement

To ensure that we were able to secure the services of two members of the high caliber senior executive management team currently in-place, the following additional LTI awards were granted to these two NEOs upon becoming executive officers of Ciber in 2014:

Name	Number of RSUs	Number of Options	Total Grant Date Fair Value

Michael Boustridge	804,721	815,217	$4,259,035

Tina Piermarini	150,000	0	$552,000

These RSUs granted to Mr. Boustridge and Ms. Piermarini vest quarterly, beginning with an initial installment that vested on the date of grant and a second installment that vested at the end of the first month; remaining installments will continue to vest over a period of 30 months. Stock options granted to Mr. Boustridge will vest monthly beginning with two monthly tranche installments that vested on the date of grant, and monthly vesting will continue over the following 46 months.

To supplement our annual RSU awards, recognize the efforts and significant accomplishments of the new management team in a relatively short period of time, and facilitate the future retention of this management team, the following recognition and retention RSU awards were granted in December 2014 and vest 100% three years from the grant date:

Name	Number of RSUs	Grant Date Fair Value

Michael Boustridge	350,000	$1,270,500

Tina Piermarini	200,000	$632,000

Christian Mezger	200,000	$632,000

R. Bruce Douglas (Former SVP, North America)	N/A	N/A

Neither of Mr. Peterschmidt, our former Chief Executive Officer, nor Mr. Lehman, our former interim Chief Financial Officer, received any LTI awards in 2014.

LTI Program Changes for 2015

As we mentioned previously, several changes were made to our 2015 LTI program that we believe further emphasize our pay for performance philosophy and increase alignment between our NEOs' interests and those of our shareholders:

✓
PRSUs have been introduced as part of our NEO's 2015 LTI package weighted at 30% of the overall LTI mix. PRSUs will be earned based on a combination of: (1) performance against Compensation Committee-approved EBITA targets; and (2) Ciber's relative TSR performance against its TSR Peer Group Index (the S&P Small Cap 600 IT Sector Index)

✓
In the coming years, we plan to increase the weighting on PRSUs to at least 50% of the overall targeted LTI mix, further enhancing the performance-based component of our executive compensation program

✓
The use of time-vested RSUs has been reduced. RSUs will compromise 70% of the overall LTI mix for 2015, and this percentage will continue to be reduced in future years as increased emphasis is placed on performance-vesting equity. The use of RSUs is intended to (1) create alignment with our
2015 Proxy Statement 61

  shareholders as the value ultimately received by our executives will depend upon Ciber's share price performance and (2) also help to aid in the retention of our executives

2015 President & CEO Target Total Direct Compensation

At its January 2015 meeting, the Compensation Committee established Mr. Boustridge's 2015 target annual compensation package:

Compensation Element	Target Value

Base Salary	$760,000

Target Bonus (% of Base Salary)	100%

LTI: PRSUs	$714,000

LTI: RSUs	$1,666,000

Target Total Direct Compensation	$3,900,000

Mr. Boustridge's 2015 target annual package is materially less than his total annualized compensation for 2014, the year in which he became our President & Chief Executive Officer. As mentioned previously, Mr. Boustridge received several one-time awards in 2014 that were necessary in order to secure his services as our President & Chief Executive Officer.

Stock Ownership Guidelines

On January 1, 2014, we expanded our stock ownership policy to apply not only to members of our Board of Directors but also to certain of our executive officers, specifically our Chief Executive Officer, Chief Financial Officer and, when applicable, our Chief Operating Officer. Each of these executive officers is required to hold equity in the Company equal to three times that officer's annual base salary. The total value of an executive officer's equity holdings includes all shares of common stock owned by the executive officer, plus 50% of the value of all unvested equity awards held by the executive officer. Relevant executive officers have five years from the date of joining Ciber to meet their stock ownership requirement.

Anti-Hedging and Anti-Pledging Policies

Our Insider Trading Policy includes an express prohibition against trading derivatives based on our securities, hedging any investment in our equity securities, or pledging our equity securities by members of our Board of Directors, executive officers, or other employees designated as "insiders." We believe this policy is another means of preserving the ongoing alignment between our business leaders and our shareholders.

Compensation Recovery/Clawback Policy

Under the oversight and approval of our Compensation Committee, we intend to approve a general compensation recovery ("clawback") policy once the NYSE adopts final rules implementing such requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

62 2015 Proxy Statement

Compensation Program Risk Assessment

The Company reviews and monitors the compensation-related risks associated with its compensation programs on an ongoing basis. The Compensation Committee believes that these programs, as well as our compensation policies and practices, are not reasonably likely to present material risk to the Company.

Retirement Benefits and Plans

The Company does not provide any defined benefit pension plans or deferred compensation benefits to our NEOs.

Health, Welfare, and Other Benefits

We have established a tax-qualified Section 401(k) retirement savings plan available on the same terms and conditions to all of our full-time employees, including the NEOs. Under this plan, participants may elect to make pre-tax contributions of up to 75% of their compensation, with the exception of employees who meet the Internal Revenue Service discrimination testing definition of "highly-compensated employees," who may contribute a maximum of 9%. Contributions made may not exceed the statutory income tax limitation for the applicable year. In addition, in 2014, employees 50 years old or older were eligible to make an annual "catch-up" contribution of up to $5,500. For the 2014 plan year, we matched up to 33% of the first 6% of compensation contributed to the plan, based on length of service with the Company, with a limit of $2,000 per calendar year. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

Additional benefits received by our executive officers, including the NEOs, include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and long-term care coverage. These benefits are provided to our executive officers on the same basis as to all of our full-time employees.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, we have provided limited perquisites to certain executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Agreements between the Company and the NEOs

We have entered into employment agreements with each of our current NEOs. These agreements contain market competitive compensation packages designed to retain our critical personnel and to motivate these key employees to successfully execute our long-term business strategy. The

2015 Proxy Statement 63

Compensation Committee evaluated and determined the payments and benefits to be provided pursuant to these executive employment agreements. Its determinations were based primarily upon an analysis prepared by its compensation consultant regarding the practices of our Peer Group, arms-length negotiations with the applicable executive, and/or other employment market-related data at the time.

In addition to provisions relating to compensation payments and benefits, confidentiality, non-competition and/or non-solicitation of clients and employees, the employment agreements also provide these executive officers, including the NEOs, with certain protections in the event of termination of their employment under specified circumstances, including following a change in control of the Company. We believe that entering into these agreements helps these executive officers maintain continued focus and dedication to their assigned duties to maximize shareholder value when faced with a potential transaction that could involve a change in control of the Company. The terms and conditions of these agreements were determined after review by our Compensation Committee of our retention goals for each executive officer, as well as an analysis of competitive market data.

For a summary of the material terms and conditions of the post-employment compensation arrangements for the NEOs, including arrangements concerning our former Chief Executive Officer (Mr. Peterschmidt), see "Potential Payments upon Termination or Change in Control."

Role of Compensation Committee

The Compensation Committee is responsible for formulating, determining, reviewing, and modifying the compensation of our executive officers as well as the development and oversight of our compensation philosophy. The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it determines in its discretion, in connection with the discharge of its responsibilities. The Compensation Committee:

  •
  Evaluates the performance of our Chief Executive Officer and other executive officers in light of our corporate goals and objectives and, based on such evaluation, reviews and approves the annual base salary, annual performance-based cash incentive plan opportunities and awards, long-term incentive compensation and, as necessary, post-employment compensation arrangements and health and welfare benefits;

  •
  Reviews, approves, and reports to our Board of Directors with respect to our annual performance-based cash incentive plan awards and equity-based plans and grants of awards thereunder;

  •
  Reviews and approves all equity compensation plans and awards pursuant to our shareholder-approved plans; and

  •
  Reviews succession planning for our Chief Executive Officer and other executive officers.

Role of Management

In determining the performance criteria and compensation of our executive officers, the Compensation Committee takes into account the recommendations of our Chief Executive Officer (except with respect to his own compensation). Typically, our Chief Executive Officer will make these recommendations for our executive officers based on his assessment of each executive officer's individual performance as well as his knowledge of each executive officer's job responsibilities, seniority, expected future contributions, and his evaluation of competitive market data.

64 2015 Proxy Statement

Our Chief Executive Officer also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation. Decisions with respect to our Chief Executive Officer's compensation are made by the Compensation Committee, all of the members of which are also independent members of our Board of Directors.

Role of Compensation Consultant

Prior to September 2014, Compensia served as the compensation consultant to the Compensation Committee. In September 2014, the Compensation Committee retained the services of Radford as its compensation consultant. Radford serves at the discretion of the Compensation Committee. Radford was engaged to provide advice and information relating to executive officer and director compensation. In 2014, Radford also assisted the Compensation Committee in (i) reviewing our Peer Group, (ii) analyzing executive officer compensation, (iii) reviewing and analyzing market data related to our executive officers' base salaries, annual performance-based cash incentives, and long-term equity incentive compensation levels, and (iv) evaluating equity plan design and structures.

Radford and Compensia reported directly to the Compensation Committee and did not provide any services to the Company or its management in 2014 other than those provided to the Compensation Committee described above. The Compensation Committee has considered the independence of Radford and Compensia in light of the new listing standards of the NYSE on compensation committee advisor independence and the rules of the SEC and has concluded that the work performed by Radford and Compensia did not raise any conflict of interest.

Equity Grant Policy

We do not have an established formal policy with respect to the timing of equity awards in coordination with the release of material nonpublic information. As a matter of practice and informal policy, however, the Compensation Committee generally grants equity awards during periods considered to be our "open trading windows" (that is, the periods beginning 24 hours following our earnings release and ending one month 14 calendar days prior to the end of the fiscal quarter). In addition, any options to purchase shares of our common stock are required to be granted with an exercise price at least equal to the closing price of our common stock for the most recent trading day prior to the date of grant.

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to a publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and each of its three other most highly-compensated executive officers (other than its chief financial officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as "performance-based compensation" within the meaning of the Internal Revenue Code.

To the extent consistent with our overall compensation philosophy and practices, we generally intend to seek to qualify most of the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deduction limit. As such, in approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of the Section 162(m) deduction limit. The Compensation Committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are appropriate to attract and retain executive talent.

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Taxation of Nonqualified Deferred Compensation

Section 409A of the Internal Revenue Code requires that amounts that qualify as "non-qualified deferred compensation" satisfy certain requirements with respect to the timing of deferral elections, timing of payments, and certain other matters. Generally, the Compensation Committee intends to administer our executive compensation program and design individual compensation components, as well as the compensation plans and arrangements for our employees generally, so that they are either exempt from, or satisfy the requirements of, Section 409A. From time to time, we may be required to amend some of our compensation plans and arrangements to ensure that they are either exempt from, or compliant with, Section 409A.

Taxation of "Parachute" Payments and No Excise Tax Gross-ups

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. The employment agreements with our executive officers provide that, if the payments to the executive officer would cause him or her to become subject to the excise tax imposed under Section 4999 (or any similar federal, state, or local tax), we will reduce the change in control payments or benefits to the extent necessary to avoid the application of the excise tax if, as a result of such reduction, the net benefit payable to the executive officer as so reduced (after payment of applicable income taxes) exceeds the net benefit to him or her of the change in control payment or benefits without such reduction (after payment of applicable income taxes and excise taxes).

Accounting for Stock-Based Compensation

The Compensation Committee considers accounting requirements in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date fair value of the equity award and, in most cases, will be recognized ratably over the award's requisite service period, which generally will correspond to the award's vesting schedule. The full grant date fair value of equity awards is reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

66 2015 Proxy Statement

Executive Compensation Tables

2014 Summary Compensation Table

The following table discloses the compensation awarded, earned, or paid to each named executive officer for the fiscal year ended December 31, 2014, as well as the two prior fiscal years, where applicable. Numbers have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael Boustridge(5)	2014	350,000	1,300,000	(6)	4,231,873	(7)	1,297,662	(7)	—	127	7,179,662
President & CEO
Christian Mezger(8)	2014	375,385	159,600		1,561,100		—		53,200	2,180	2,151,465
EVP & CFO
Tina Piermarini(9)	2014	204,058	202,500		1,184,000		—		—	238	1,590,796
EVP & Chief Administrative Officer
R. Bruce Douglas(10)	2014	350,000	—		812,963		—		162,351	2,180	1,327,494
Former SVP & GM,	2013	348,731	—		838,000		—		154,508	2,180	1,343,419
North America	2012	320,000	52,000		82,600		67,254		104,000	869	626,723
David C. Peterschmidt(11)	2014	345,442	—		2,981,066		751,030		179,930	392,206	4,649,674
Former President & CEO	2013	675,000	—		4,089,440		—		436,488	1,524	5,202,452
	2012	662,885	—		—		—		488,374	3,048	1,154,307
Michael E. Lehman(12)	2014	205,662	100,000		—		—		—	435	306,097
Former Interim CFO	2013	112,000	—		—		—		—	183	112,183
Anthony Fogel(13)	2014	165,000	—		531,835		6,540		64,369	2,090	769,834
Former SVP & CHRO	2013	330,000	—		419,000		—		118,553	2,180	869,733
	2012	246,231	—		330,000		358,260		81,327	1,152	1,016,970

(1)
Reflects guaranteed and discretionary cash bonus payments.

(2)
The amounts reported in these columns reflect the grant date fair value of the RSU and option awards granted during the applicable year, computed in accordance with ASC Topic 718. Assumptions used in the calculation of grant date fair value for equity awards granted in 2014 are included in Note 14 to the Consolidated Financial Statements in our 2014 Annual Report on Form 10-K. Our 2014 Annual Report on Form 10-K was filed with the SEC on February 20, 2015. For 2014, all of the amounts reported in connection with stock and option awards to Mr. Peterschmidt represent the incremental fair value, computed in accordance with ASC Topic 718, of the RSU awards and stock options that were accelerated in connection with his separation from the Company.

(3)
Reflects total actual cash incentive awards which are based on the performance plan targets approved by the Compensation Committee at the beginning of the fiscal year. See "Annual Performance-based Cash Incentive Plan—Awards for Fiscal 2014 Performance" above.

(4)
Consists of Company contributions under our Section 401(k) Savings Plan, amounts we pay for life insurance benefits and, with respect to Mr. Peterschmidt, $762 in life insurance benefits, $6,858 in health insurance premiums under COBRA and $384,586 in consulting fees in connection with his separation from the Company.
2015 Proxy Statement 67

(5)
Mr. Boustridge was appointed President and Chief Executive Officer on June 12, 2014. His 2014 annual base salary of $700,000 was prorated in 2014. Prior to his appointment as our Chief Executive Officer, Mr. Boustridge received compensation as a non-executive member of our Board of Directors. For compensation paid to Mr. Boustridge as a director prior to his appointment as Chief Executive Officer, see "Director Compensation" above.

(6)
Mr. Boustridge received a guaranteed $950,000 cash bonus in connection with his appointment as President and Chief Executive Officer, as well as a $350,000 discretionary cash bonus for Q3 and Q4 2014 financial performance and Mr. Boustridge's individual performance.

(7)
The amount of Stock Awards in the table above represents stock awards granted to Mr. Boustridge after his appointment as President and Chief Executive Officer. For details on the stock awards he received as a member of our Board of Directors and prior to his appointment as Chief Executive Officer please see "Director Compensation" above.

(8)
Mr. Mezger was appointed EVP and Chief Financial Officer on February 11, 2014.

(9)
Ms. Piermarini was appointed EVP and Chief Administrative Officer on June 13, 2014.

(10)
Mr. Douglas resigned as our Senior Vice President and General Manager, North America on January 24, 2015.

(11)
Mr. Peterschmidt served as President and Chief Executive Officer until his resignation effective June 12, 2014. The Company and Mr. Peterschmidt entered into a separation agreement effective June 12, 2014 that provided for, among other things, the continuation of certain benefits, the acceleration of vesting of unvested equity awards, payment of relocation expenses and a consulting agreement with the Company in exchange for a release of any claims against the Company. The grant date fair value of stock awards and option awards represents the incremental fair value of the RSU awards and stock options that were accelerated and would not have otherwise vested in 2014.

(12)
Mr. Lehman joined the Company as interim Chief Financial Officer on September 9, 2013 and served as the interim Chief Financial Officer through February 11, 2014.

(13)
Mr. Fogel served as our Senior Vice President and Chief Human Resources Officer until his resignation effective June 13, 2014. The Company and Mr. Fogel entered into a separation agreement effective June 13, 2014 that provided for, among other things, the continuation of certain benefits, the acceleration of vesting of unvested equity awards through March 20, 2015 and an executive outplacement service in exchange for a release of any claims against the Company. The grant date fair value of stock awards and option awards include the incremental fair value of the RSU awards and stock options that were accelerated and would not have otherwise vested in 2014.
68 2015 Proxy Statement

2014 Grants of Plan-Based Awards Table

The following table summarizes certain information regarding stock options, RSU awards and other plan-based awards granted to the named executive officer in the year ended December 31, 2014:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)
						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value of Stock and Option Awards ($)
										Exercise or Base Price of Option Awards ($/Sh)
Name	Type of Grant	Grant Date	Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)
Michael Boustridge	Stock Options	9/15/2014						815,217	(5)(6)	3.68	1,297,662
	RSUs	9/15/2014				804,721	(5)(7)				2,961,373
	RSUs	12/29/2014				350,000	(8)				1,270,500
Christian Mezger	RSUs	3/11/2014				195,600	(9)				929,100
	RSUs	12/10/2014				200,000	(10)				632,000
	Cash Incentive Plan		170,240	266,000	372,400
Tina Piermarini	RSUs	9/15/2014				150,000	(7)				552,000
	RSUs	12/10/2014				200,000	(10)				632,000
	Cash Incentive Plan		85,147	133,042	186,259
R. Bruce Douglas	RSUs	3/11/2014				171,150	(9)				812,963
	Cash Incentive Plan		151,200	252,000	346,500
David Peterschmidt	RSUs	6/12/2014				636,980	(11)				2,981,066
	Stock Options	6/12/2014						350,000	(11)	2.77	751,030
	Cash Incentive Plan		501,784	776,330	1,090,050
Michael E. Lehman(12)			—	—	—	—		—		—	—
Anthony Fogel	Cash Incentive Plan		158,400	247,500	297,000
	RSUs	3/11/2014				88,909	(9)				422,318
	RSUs	6/16/14				23,401	(13)				109,517
	Stock Options	6/16/14				14,517	(13)			4.68	6,540

(1)
Amounts represent the potential cash incentive payments if the threshold, target or maximum performance levels are achieved under the Company's annual performance-based cash incentive plan for the complete 2014 performance period (i.e., achievement of the same award level in each quarter). See the "Summary Compensation Table" for the actual annual performance-based cash incentive plan payments made to each NEO during 2014.

(2)
Amounts shown in the threshold column are based on the assumption that the NEO earned none of the component of the potential award that was based on subjective individual performance measures and that the Company achieved the minimum threshold performance level under which an award could be paid, which performance level was 80% of the performance target for all four quarters in 2014 as described in "Compensation Discussion and Analysis—Annual Performance-based Cash Incentive Plan" section above, in which case each NEO would have earned 80% of the target cash incentive award established by the Compensation Committee for such NEO with respect to Company financial performance.

(3)
Amounts shown in the target column are based on the assumption that the NEO earned 100% of the component of the potential award that was based on subjective individual performance measures and that the Company achieved 100% of the performance target for all four quarters in 2014 as described in "Compensation Discussion and Analysis—Annual Performance-based Cash Incentive Plan" section above, in which case each NEO would have earned 100% of the target cash incentive award established by the Compensation Committee for such NEO with respect to Company financial performance and individual performance measures.
2015 Proxy Statement 69

(4)
Amounts shown in the maximum column are based on the assumption that the NEO earned 100% of the component of the potential award that was based on subjective individual performance measures and that the Company achieved 150% of the performance target for all four quarters in 2014 as described in "Compensation Discussion and Analysis—Annual Performance-based Cash Incentive Plan" section above, in which case each NEO would have earned 150% of the target cash incentive award established by the Compensation Committee for such NEO with respect to Company financial performance and 100% of the target cash incentive award based on individual performance measures.

(5)
These awards represent grants to Mr. Boustridge after he was appointed Chief Executive Officer. For information on the stock awards Mr. Boustridge received as Director, please see "Director Compensation" above.

(6)
This stock option inducement grant included the immediate vesting of two monthly tranches, followed by monthly vesting through June 30, 2018.

(7)
Mr. Boustridge's and Ms. Piermarini's inducement grants of RSU awards began vesting immediately with quarterly vesting through March 31, 2017.

(8)
This RSU grant to Mr. Boustridge vests on December 29, 2017.

(9)
These RSU awards vest in equal quarterly installments over three years commencing six months following the grant date.

(10)
These RSU awards vest on December 10, 2017.

(11)
These awards represent the accelerated vesting of previously granted equity awards pursuant to the terms of Mr. Peterschmidt's separation agreement with the Company (see the summary description of Mr. Peterschmidt's severance agreement above for additional details). The grant date fair value of these awards represents the incremental fair value of the RSU awards and stock options that were accelerated and would not have otherwise vested in 2014.

(12)
Mr. Lehman served as our interim Chief Financial Officer through February 11, 2014. Mr. Lehman was not eligible to participate in the Company's Cash Incentive Award Program and did not receive any equity awards in connection with his service.

(13)
These awards represent the accelerated vesting of previously granted equity awards pursuant to the terms of Mr. Fogel's separation agreement with the Company (see the description of Mr. Fogel's severance agreement below for additional details). The grant date fair value of these awards represents the incremental fair value of the RSU awards and stock options that were accelerated and would not have otherwise vested in 2014.

See "Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control" for additional details regarding the employment agreements with our Named Executive Officers, see "Compensation Discussion and Analysis—Annual Performance-based Cash Incentive Plan" for additional details regarding the annual cash bonus program for our Named Executive Officers, and see "Compensation Discussion and Analysis—Long-term Equity-based Compensation (LTI)" for a discussion of the material terms of the equity awards reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

70 2015 Proxy Statement

2014 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes certain information concerning outstanding equity awards held by named executive officers on December 31, 2014:

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)
Michael Boustridge	9/15/2014	101,902		713,315	(1)	3.68	9/15/2021	603,541	(2)	2,142,571
	12/29/2014							350,000	(3)	1,242,500
Christian Mezger	8/15/2011	65,000		—		3.20	8/15/2018
	2/21/2012	28,065		1,935	(4)	4.13	2/21/2019	2,273	(5)	8,069
	4/26/2012							4,545	(5)	16,135
	6/3/2013							46,154	(6)	163,847
	3/11/2014							160,036	(5)	568,128
	12/10/2014							200,000	(7)	710,000
Tina Piermarini	9/15/2014							112,500	(2)	399,375
	12/10/2014							200,000	(7)	710,000
R. Bruce Douglas	10/13/2011	100,000		—		3.74	10/13/2018
	2/21/2012	28,065		1,935	(4)	4.13	2/21/2019	1,818	(5)	6,454
	6/3/2013							92,308	(6)	327,693
	3/11/2014							140,031	(5)	497,110
David Peterschmidt	7/1/2010	1,400,000	(8)	—		2.77	12/25/2015
Michael Lehman	—	—		—				—		—
Anthony Fogel	—	—		—		—	—	—		—

(1)
Mr. Boustridge's stock option inducement grant included the immediate vesting of two monthly tranches, followed by monthly vesting through June 30, 2018.

(2)
Mr. Boustridge's and Ms. Piermarini's inducement grants of RSU awards began vesting immediately with quarterly vesting through March 31, 2017.

(3)
This RSU grant to Mr. Boustridge vests on December 29, 2017.

(4)
These stock options vest in equal monthly installments over three years commencing six months following the grant date.

(5)
These RSU awards vest in equal quarterly installments over three years commencing six months following the grant date.

(6)
These RSU awards vest in equal quarterly installments over three years commencing on the grant date.

(7)
These RSU awards vest on December 10, 2017.

(8)
Pursuant to the separation agreement between Mr. Peterschmidt and the Company effective June 12, 2014, all of Mr. Peterschmidt's unvested stock options and RSU awards were accelerated and immediately vested. In addition, the exercise period for all stock options was amended to the earlier of the original expiration date or December 25, 2015. The table above does not include any of Mr. Peterschmidt's RSU awards since all stock options and RSUs became vested pursuant to his separation agreement. Such RSU awards are included in the 2014 Option Exercises and Stock Vested Table below.
2015 Proxy Statement 71

2014 Option Exercises and Stock Vested Table

The following table summarizes information with respect to stock options exercised and RSU awards that vested during 2014 for our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Boustridge(2)	—	—	201,180	710,836
Christian Mezger	—	—	94,605	360,798
Tina Piermarini	—	—	37,500	132,500
R. Bruce Douglas	—	—	114,475	444,515
David Peterschmidt(3)	—	—	823,499	4,462,497
Michael Lehman	—	—	—	—
Anthony Fogel(4)	150,000	75,949	99,224	484,361

(1)
The value was determined by multiplying the number of RSU awards by the closing market price of the underlying shares of our Common Stock on the vesting date.

(2)
Includes vesting associated with RSUs granted to Mr. Boustridge in connection with him being appointed Chief Executive Officer. For information on awards granted to Mr. Boustridge while he was serving as a member of our Board of Directors, please see "Director Compensation" above.

(3)
Pursuant to Mr. Peterschmidt's separation agreement with the Company, all of his unvested stock options and RSUs were accelerated and became vested as of June 12, 2014. This table includes all of Mr. Peterschmidt's RSU awards that were accelerated pursuant to his separation agreement. All of Mr. Peterschmidt's vested stock options remain exercisable until the earlier of the original expiration date for such stock options or December 25, 2015.

(4)
Pursuant to Mr. Fogel's separation agreement with the Company, all of his unvested stock options and RSUs that would have vested by March 20, 2015 were accelerated and became vested as of June 13, 2014. This table includes Mr. Fogel's RSU awards and stock option awards that were accelerated pursuant to his separation agreement. As of December 31, 2014, Mr. Fogel had exercised all of his vested and outstanding stock options.

Pension Plans and Deferred Compensation

The Company does not provide any defined benefit pension plans or deferred compensation benefits to our named executive officers.

Potential Payments Upon Termination or Change in Control

Employment Agreement with Mr. Boustridge

The Company entered into an employment agreement with Mr. Boustridge effective June 12, 2014, which provides for certain benefits and payments upon a termination or change in control. Such benefits vary depending on the nature of the termination. Upon either Mr. Boustridge's termination of employment by the Company without cause, or by him for good reason (each term as defined in the employment agreement), in addition to already earned salary and any earned but unpaid incentive compensation for

72 2015 Proxy Statement

the prior year, Mr. Boustridge is entitled to receive certain payments and benefits, subject to his executing a separation and release agreement. Such payments and benefits include:

  •
  a prorated performance-based cash bonus (provided that performance targets are met) for the portion of the year in which the termination occurs;

  •
  a severance payment equal to 1.5 times Mr. Boustridge's then current base salary and annual bonus target in effect on the day of termination;

  •
  immediate vesting of all outstanding and unvested equity awards, if any that would have vested within the 12 months following Mr. Boustridge's separation date (to the extent such equity awards are subject to performance vesting requirements, such vesting will be calculated at the target level of performance); and

  •
  health and dental benefits for a period of 18 months following termination for Mr. Boustridge and his spouse.

The severance payments and benefits described above are not in addition to Change in Control payments and benefits.

Mr. Boustridge's employment agreement also provides for Change in Control payments and benefits that are structured with a "double trigger," which means they are contingent upon both a Change in Control (as that term is defined in the agreement) and an actual termination of employment by the Company without cause or a termination for good reason by Mr. Boustridge within 24 months after the occurrence of the Change of Control. In the event of a Change in Control followed by a termination meeting these conditions, in addition to already earned but unpaid salary and vacation pay and reimbursement of incurred expenses, Mr. Boustridge is entitled to receive the following severance payments and benefits:

  •
  a prorated performance-based cash bonus (provided that performance targets are met) for the portion of the year in which the termination occurs;

  •
  a severance payment equal to 2.0 times his then current base salary and annual performance-based cash bonus at the target level in effect on the day of termination;

  •
  full vesting of all outstanding and unvested equity awards; and

  •
  health and dental benefits for a period of 24 months following termination for him and his spouse.

Mr. Boustridge's employment agreement also provides for certain benefits in the event of his termination as a result of death or long-term disability. In the event of such a termination, Mr. Boustridge (or his estate or beneficiaries, as applicable), would be entitled to receive:

  •
  already earned and unpaid salary prior to the separation;

  •
  any earned but unpaid bonus for the immediately preceding calendar quarter in which it was earned;

  •
  a prorated performance-based cash bonus (provided that performance targets are met) for immediately preceding calendar quarter; and
2015 Proxy Statement 73

  •
  all vested stock options must be exercised by the earlier of the one-year anniversary of Mr. Boustridge's separation from service and the equity grant expiration date.

The agreement with Mr. Boustridge includes terms and provisions to protect the Company's business and confidential information in the event of termination of his employment, including standard non-compete, non-solicitation of clients, and no-hire obligations and a standstill provision during the term of employment and for 18 months after termination of employment. All severance or Change in Control payments and benefits are subject to compliance with these provisions, as well as the receipt of a signed legal release from Mr. Boustridge. Upon a termination of employment for cause (as defined in his employment agreement), Mr. Boustridge is not entitled to any severance payments or benefits.

Standard Employment Agreement for EVPs, SVPs and Key VPs

During 2011 and 2012, the Compensation Committee implemented a program to standardize the employment agreements for the Company's executive vice presidents, senior vice presidents, and key vice presidents. As of December 31, 2014, Messrs. Mezger and Douglas and Ms. Piermarini were each party to an employment agreement that reflects our standard terms, other than that Ms. Piermarini's employment agreement provides for severance benefits upon a without cause termination only after she has been employed by us for at least one year. The termination provisions included in the standard agreement with Messrs. Mezger and Douglas provide that upon a termination of employment by the Company without cause (as defined in the employment agreement), in addition to already earned but unpaid salary and vacation pay and reimbursement of incurred expenses, the executive officer is entitled to receive the following payments and benefits:

  •
  a cash severance payment equal to either nine or 12 months (depending on factors such as seniority of the executive officer) of the executive officer's then current base salary and annual incentive at the target level in effect on the day of termination;

  •
  immediate and full vesting of all outstanding and unvested equity awards that are scheduled to vest within six months or one year (depending on factors such as seniority of the executive officer) following the day of termination; and

  •
  reimbursement of the cost of continuing health insurance coverage for the executive officer under the Company's health insurance plan for a period of 12 months following termination.

The severance payments and benefits described above are not in addition to Change in Control benefits.

Under the standard employment agreement, Change in Control payments and benefits are structured with a "double trigger," which means they are contingent upon both a Change in Control (as that term is defined in the agreement) and an actual termination of employment by the Company without cause or a termination for good reason by the executive officer within 12 months after the occurrence of the Change of Control. In the event of a Change in Control followed by a termination of employment meeting these conditions, in addition to already earned but unpaid salary and vacation pay and reimbursement of incurred expenses, the executive officer is entitled to receive the following severance payments and benefits:

  •
  a prorated portion of the executive officer's annual incentive for the year in which the termination occurs, provided that performance targets related to the award are achieved (which is paid at the same time as the annual awards are normally paid for the year);
74 2015 Proxy Statement

  •
  a severance payment equal to 1.25 to 1.75 times (depending on factors such as the seniority of the executive officer) the executive officer's then current annual salary and annual incentive at the target level as in effect on the day of termination;

  •
  immediate and full vesting of all outstanding and unvested equity awards held by the executive officer on the day of termination; and

  •
  reimbursement of the cost of continuing health insurance coverage for the executive officer under the Company's health insurance plan for a period of 12 to 18 months (depending on factors such as seniority of the executive officer) following termination.

The standard employment agreements includes terms and provisions to protect the Company's business and confidential information in the event of termination of the employment of the executive officer, including standard non-compete, non-solicitation of clients, and no-hire obligations during the term of employment and for 12 months after termination of employment. All severance or Change in Control payments and benefits are subject to compliance with these provisions, as well as the receipt of a signed legal release from the executive officer. Upon a termination of employment for cause (as defined in the standard agreement), the executive officer is not entitled to any severance payments or benefits.

The Compensation Committee determined the payment provisions based, in part, on an analysis by the Compensation Committee's compensation consultant of similar provisions at companies in the Peer Group and other employment market-related data.

Separation Agreement with Mr. Peterschmidt

Pursuant to the separation agreement between Mr. Peterschmidt and the Company effective June 12, 2014, in connection with his resignation from the Company in June 2014, Mr. Peterschmidt is providing consulting services through June 12, 2015 for $59,167 per month. In addition, Mr. Peterschmidt and his spouse are entitled to health and dental benefits (or payment of COBRA premiums) for 24 months from the date of Mr. Peterschmidt's resignation, which in 2014 amounted to $6,858. Under the separation agreement the Company also will pay reasonable relocation expenses and closing costs for the sale of Mr. Peterschmidt's Colorado residence as well as the cost, if any, of renewing Mr. Peterschmidt's status as a Global Services member on United Airlines for two years after the date of Mr. Peterschmidt's resignation. As of December 31, 2014, Mr. Peterschmidt had not yet incurred any relocation-related or United Airlines expenses.

Under the separation agreement, all of Mr. Peterschmidt's outstanding equity awards were accelerated and once vested, all of Mr. Peterschmidt's options must be exercised by the earlier of the 18 month anniversary of his resignation or the expiration date of the option. The separation agreement also includes a customary non-disparagement provision and release of claims against the Company.

Employment Agreement with Mr. Lehman

Mr. Lehman served as the Company's interim chief financial officer pursuant to an Interim Executive Employment and Confidentiality Agreement with the Company. The agreement included terms and provisions to protect the Company's business and confidential information in the event of termination of his employment, including standard non-compete, non-solicitation of clients, and no-hire obligations during the term of employment and for 12 months after termination of employment. Mr. Lehman's employment agreement did not provide for any severance payment or other benefits upon a termination of employment in connection with a Change in Control other than payment of earned and unpaid salary

2015 Proxy Statement 75

through the date of separation, accrued, unpaid vacation pay through the date of separation and reimbursement of expenses incurred prior to separation.

Separation Agreement with Mr. Fogel

Pursuant to the separation agreement between Mr. Fogel and the Company effective June 13, 2014, the Company provided severance benefits to Mr. Fogel, consistent with the terms of his employment agreement, including a one-time severance payment equal to nine months of salary and bonus at target level, accelerated vesting of equity awards that would have vested within six months of June 20, 2015, and twelve months of health benefits. In addition, to further facilitate the transition of global human resource functions to Ms. Piermarini, Mr. Fogel was retained as a consultant through September 30, 2014 and the Company extended the acceleration of the vesting of Mr. Fogel's equity awards to awards that would vest through the period ending on March 20, 2015.

Potential payments to our NEOs upon termination or a change of control, assuming such termination or change of control were to occur on December 31, 2014, are as follows:

Name	Termination Scenario	Total ($)	Severance ($)	Cash Incentive ($)	Accelerated Equity ($)(1)	Health Benefits ($)	Other Benefits ($)
Michael Boustridge	Not for Cause	3,437,368	1,050,000	1,425,000	952,252	10,116	—
	Change in Control	6,698,560	1,400,000	1,900,000	3,385,071	13,489	—
Christian Mezger	Not for Cause	1,245,879	380,000	266,000	579,573	20,306	—
	Change in Control	2,627,137	665,000	465,500	1,466,178	30,459	—
Tina Piermarini	Not for Cause	—	—	—	—	—	—
	Change in Control	2,260,670	708,750	425,250	1,109,375	17,295	—
R. Bruce Douglas(2)	Resigned	—	—	—	—	—	—
David Peterschmidt(3)	Resigned	4,088,958	710,004	—	3,372,096	6,858	—
Michael E. Lehman(4)	Resigned	—	—	—	—	—	—
Anthony Fogel(5)	Resigned	850,436	433,125	—	385,019	20,292	12,000

(1)
Messrs. Boustridge and Mezger are entitled to vesting of their unvested equity scheduled to vest within the twelve months following a termination not for cause and in the event of a change of control all unvested equity shall vest.

(2)
Mr. Douglas resigned on January 24, 2015 and was not entitled to any severance benefits.

(3)
Reflects amounts actually paid to Mr. Peterschmidt in 2014 under his separation agreement.

(4)
Mr. Lehman served as the interim Chief Financial Officer of the Company through February 11, 2014 and was not entitled to any severance benefits.

(5)
Reflects amounts actually paid to Mr. Fogel in 2014 under his separation agreement. Other benefits consist of an executive outplacement service.
76 2015 Proxy Statement

Part 7—Independent Registered Public Accounting Firm

Report of the Audit Committee

The Audit Committee of the Board assists the Board in fulfilling its responsibilities for financial reporting compliance by reviewing the audited financial statements, reviewing the system of internal controls that management and the Board of Directors have established, and reviewing the overall audit process. The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation, and oversight of the Company's independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with our management and Ernst & Young LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication With Audit Committees, and the Public Company Accounting Oversight Board ("PCAOB") AU Section 380, Communications with Audit Committees, and has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence. The Audit Committee has also discussed with Ernst & Young LLP their independence.

Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Submitted by the Members of the Audit Committee:

    Jean-Francois Heitz, Chairman
    Paul A. Jacobs
    Stephen S. Kurtz
    Kurt J. Lauk

Auditor Fees and Services

The following table presents fees for professional services rendered by Ernst & Young during fiscal 2013 and 2014.

	2014 ($)	2013 ($)
Audit Fees	1,966,868	2,004,027
Audit-Related Fees	260,116	179,510
Tax Fees	12,390	92,823
All Other Fees	—	—
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Audit Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by Ernst & Young for audit of our annual financial statements included in our Annual Reports on Form 10-K, review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, statutory audits required internationally, consents and accounting consultations, and such other services that generally only our independent registered public accounting firm can provide.

Audit-Related Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by Ernst & Young for employee benefit plan audits and certain attestation services not required by statute traditionally performed by independent registered public accounting firms.

Tax Fees.    The aggregate fees billed in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning. The nature of the tax compliance services provided in this category includes preparation of tax returns and refund claims. Tax planning services include assistance with tax audits and appeals, advice with respect to mergers, acquisitions, and dispositions or other technical advice.

All Other Fees.    The aggregate fees incurred in each of the last two fiscal years for products and services provided by Ernst & Young, other than the services reported above. In each of the last two fiscal years, no fees were billed for services other than audit, audit-related, or tax services.

Independence of Our Registered Public Accounting Firm

The Audit Committee has considered the issue of the independence of our registered public accounting firm and concluded that the provision of services by Ernst & Young in 2014 is consistent with maintaining the registered public accounting firm's independence.

Audit Committee Pre-Approval Policy

The Audit Committee has established pre-approval policies and procedures as required by law that include criteria for considering whether the provision of the services would be compatible with maintaining the independence of our independent registered public accounting firm and a process by which the Chairman of the Audit Committee may approve such audit and non-audit services with subsequent review of all pre-approved services by the full Audit Committee. The Audit Committee pre-approved all audit and non-audit services in 2014 and 2013.

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Part 8—Other Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors, executive officers, and persons who beneficially own greater than 10% of a registered class of our equity securities file initial reports of ownership and changes in ownership of such securities with us and the SEC. Based solely upon our review of copies of the Section 16(a) reports and the written representations we have received from our reporting persons, we believe that during the year ended December 31, 2014, all of our directors, executive officers, and greater than 10% beneficial owners were in compliance with Section 16(a) reporting requirements, other than a Form 3 by Ms. Piermarini relating to her appointment as Executive Vice President and Chief Administrative Officer on June 13, 2014, a Form 4 for each of Ms. Piermarini and Mr. Mezger to report grants of RSUs on December 10, 2014, and a Form 4 for Mr. Boustridge to report the grant of RSUs on December 29, 2014.

Electronic Availability of Meeting Information

Available Information.    This proxy statement has been distributed with a copy of the Ciber, Inc. Annual Report on Form 10-K for the year ended December 31, 2014, as part of our 2014 Annual Report. If you wish to access an electronic version of this proxy statement or our 2014 Annual Report on Form 10-K please go to our website at www.ciber.com under "Investor Relations—Financials."

On our website you will also find copies of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to such reports filed or furnished by the Company. Our website also provides current corporate governance documents such as the Audit, Compensation, and Nominating/Corporate Governance Committee Charters, the Code of Business Conduct and Ethics, and other useful information about Ciber.

Request Email Delivery of Your 2016 Proxy Materials.    You can enjoy the benefits and convenience of electronic delivery of the proxy statement and online proxy voting. To learn about the service and to enroll for online delivery, please log on to www.ciber.com and select "Investor Relations," which will take you to Ciber's Investor Relations web page. Use the contact information provided under "Contact Investor Relations" to begin the enrollment process.

Proposals for the 2016 Annual Meeting

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meeting of Shareholders. To have your proposal included in our proxy statement and to properly bring your proposal before the 2016 Annual Meeting of Shareholders, the Corporate Secretary of Ciber must receive your proposal at the address provided below by no later than January 1, 2016. In addition, all proposals must comply with our bylaws as well as Rule 14a-8 under the Securities Exchange Act of 1934 which provides the requirements for including a shareholder proposal in Company-sponsored proxy materials. Shareholders will be furnished a copy of our bylaws, without charge, upon written request to the Corporate Secretary. If we determine that a proposal or nominee does not meet these requirements, we reserve the right to deem it ineligible for inclusion in our proxy statement or for presentation to our shareholders at the next annual meeting.

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Please address all shareholder proposals to:

    Ciber, Inc.
    Attention: Corporate Secretary
    6363 South Fiddler's Green Circle, Suite 1400
    Greenwood Village, Colorado 80111

If any shareholder intends to present a proposal or nominee director at the 2016 Annual Meeting of Shareholders, but does not intend to include the proposal in our proxy statement or form of proxy, then the proposal or nomination must meet additional requirements. As provided in our bylaws, shareholders may submit proposals and make nominations for the election of directors only if notice of the shareholder's intent to make such a nomination or nominations in proper written form has been received by our Corporate Secretary no later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the commencement of the preceding year's annual meeting. Accordingly, any proposals or nominees for the 2016 Annual Meeting of Shareholders must be received by our Corporate Secretary no earlier than February 25, 2016, and no later than March 26, 2016.

Other Matters for the 2015 Annual Meeting

Our Board does not intend to bring any other business before the annual meeting and our Board is not aware of any other matters that will be presented at the annual meeting. In the event that any other business is properly brought before the annual meeting, the designated proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

80 2015 Proxy Statement

Appendix A

CIBER, INC.
AMENDED AND RESTATED 2004 INCENTIVE PLAN

(Adopted by the Board of Directors on March 27, 2015, and
Approved by the Stockholders of the Company on [    •    ], 2015)

ARTICLE 1.    PURPOSES OF THE PLAN

The purposes of the Ciber, Inc. Amended and Restated 2004 Incentive Plan, as it may be amended from time to time (the "Plan"), are to provide the Employees, Consultants, and Directors selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of such persons is more closely aligned with the income of the Company's stockholders. The Plan is also designed to enhance the ability of the Company to attract, retain and motivate, Employees, Consultants, and Directors by providing an opportunity for investment in the Company.

ARTICLE 2.    DEFINITIONS

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which "Affiliate" status is determined within the foregoing definition.

2.2  "Award" means an Option, an award of Restricted Stock, a Stock Appreciation Right, an award of Restricted Stock Units, an Other Share-Based Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.3  "Award Agreement" means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.4  "Board" means the Board of Directors of the Company.

2.5  "Change in Control" means and includes each of the following:

    (a)  any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) is or becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than 40% of the Voting Stock of the Company;

    (b)  within any 24-month period the majority of the Board consists of individuals other than incumbent Directors, which term means the members of the Board on the date hereof; provided that any person becoming a Director subsequent to such date whose election or nomination for

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    election was supported by a majority of the Directors who then comprised the incumbent Directors shall be considered to be an "incumbent Director";

    (c)   the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

    (d)  the Company transfers all or substantially all of its assets or business (unless the shareholders of the Company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company or the Company's ultimate parent company if the Company is a subsidiary of another corporation); or

    (e)  the consummation of any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the Voting Stock of the Company or the Company's ultimate parent company if the Company is a subsidiary of another corporation.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6  "Code" means the U.S. Internal Revenue Code of 1986, as amended. All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.

2.7  "Committee" means the committee of the Board appointed or described in Article 13 to administer the Plan.

2.8  "Common Stock" means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for the Common Stock pursuant to Article 12.

2.9  "Company" means Ciber, Inc., a Delaware corporation.

2.10  "Consultant" means any consultant or advisor if: (a) the consultant or advisor renders bona-fide services to the Company or any Affiliate; (b) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (c) the consultant or advisor is a natural person.

2.11  "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

2.12  "Director" means a member of the Board.

2.13  "Disability" means that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides Service does not have a long-term disability policy, "Disability" means that a Participant is unable to carry out the responsibilities and

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functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, "Disability" means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code.

2.14  "Dividend Equivalent Right" means a right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Stock Units prior to vesting of the Award. Such Dividend Equivalent Rights shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee.

2.15  "Effective Date" means March 27, 2015, the date that the Board adopted the amendment and restatement of the Plan.

2.16  "Eligible Individual" means any natural person who is an Employee, a Consultant or a Director, as determined by the Committee.

2.17  "Employee" means a full-time or part-time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period, but shall exclude individuals who are classified by the Company or Affiliate as (a) leased from or otherwise employed by a third party, (b) independent contractors or (c) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation, administrative determination or otherwise. Neither services as a Director nor payment of a director's fee by the Company or an Affiliate shall be sufficient to constitute "employment" by the Company or an Affiliate.

2.18  "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

2.19  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

2.20  "Fair Market Value" means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.20, the fair market value established by the Committee acting in good faith to be reasonable and in compliance with Section 409A of the Code.

2.21  "Full Value Award" means any Award other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

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2.22  "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

2.23  "Non-Employee Director" means a Director of the Company who is not an Employee.

2.24  "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

2.25  "Option" means a right granted to a Participant pursuant to Article 5 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26  "Other Share-Based Award" shall mean an Award granted pursuant to Article 9.

2.27  "Participant" means any Eligible Individual who, as a Director, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28  "Performance-Based Award" means an Award granted pursuant to Article 10.

2.29  "Performance Bonus Award" means an Award granted pursuant to Section 10.4.

2.30  "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: earnings per Share, whether in total or from continuing operations, income, net income (either before or after taxes, amortization, interest and/or depreciation), operating income (either before or after restructuring and amortization charges), sales or revenue, gross or net profit margin, return on operating assets or net assets, return on stockholders' equity, return on capital, return on sales, economic value added, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or earnings or net earnings (either before or after interest, taxes, depreciation and amortization or either before or after interest, taxes and amortization), operating earnings, cash flow (including, without limitation, operating cash flow and free cash flow), cash flow return on capital, productivity, expense, operating efficiency, customer satisfaction, working capital, price per Share, market share, new products, customer penetration, technology and risk management, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or securities or stock market index. The Committee shall define objectively the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.31  "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit of the Company or an Affiliate, or the performance of an individual. The Committee, in its discretion, may, to the extent consistent with, and within the time prescribed by, Section 162(m) of the Code appropriately adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

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2.32  "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

2.33  "Permitted Assignee" means any of the family members of a Participant listed in Section 11.3 to whom a Participant may assign or transfer an Award (other than an Incentive Stock Option) without consideration.

2.34  "Plan" means this Amended and Restated 2004 Incentive Plan, as it may be amended from time to time.

2.35  "Qualified Performance-Based Compensation" means any compensation that is intended to qualify as "qualified performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

2.36  "Restricted Stock" means Shares awarded to a Participant pursuant to Article 6 that are subject to certain restrictions and may be subject to risk of forfeiture.

2.37  "Restricted Stock Unit" means an Award granted pursuant to Article 8 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.38  "Securities Act" means the U.S. Securities Act of 1933, as amended.

2.39  "Service" means service as an Employee, Consultant or Non-Employee Director. Except as otherwise determined by the Committee in its sole discretion, a Participant's Service terminates when the Participant ceases to provide active services to the Company or an Affiliate and shall not be extended by any notice period mandated under applicable employment laws or the terms of the Participant's employment or service contract, if any. The Company determines which leaves shall count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Company, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Services to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant's change in capacity or transfer between entities. Notwithstanding the foregoing, Service does not terminate when an Employee goes on a bona-fide leave of absence that was approved by the Company in writing. However, for purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee's Service shall be treated as terminated 90 days after such Employee goes on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract.

2.40  "Share" means a share of Common Stock.

2.41  "Share Payment" means (a) a payment in the form of Shares, or (b) an option or other right to purchase or acquire Shares, as part of any bonus, deferred compensation or other arrangement granted pursuant to Section 9.1(b) hereof.

2.42  "Stock Appreciation Right" or "SAR" means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the exercise price of the SAR, as set forth in the applicable Award Agreement.

2.43  "Tax-Related Items" means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance

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contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Participant is liable.

2.44  "Unrestricted Pool" means a number of Shares equal to 5% of the total number of Shares available for issuance under the Plan as of the date of the 2015 annual meeting of shareholders of the Company.

2.45  "Voting Stock" means securities or ownership interests of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the Directors.

ARTICLE 3.    SHARES SUBJECT TO THE PLAN

3.1  Number of Shares. Subject to Article 12 hereof, the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan shall be 20,350,000 Shares, of which 5,223,959 are available for issuance pursuant to Awards granted on or following of the Effective Date. All of Shares reserved for issuance hereunder may be issued pursuant to the exercise of Incentive Stock Options.

    (a)  Shares Reissuable Under Plan. To the extent that an Award terminates, expires, lapses for any reason, or if a Full Value Award is settled in cash, any Shares subject to such Award shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding the provisions of this Section 3.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

    (b)  Shares Not Reissuable under Plan. Notwithstanding the foregoing, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3.1 hereof and shall not be returned to the Plan: (i) Shares covered by an Option or Stock Appreciation Right which are surrendered in payment of the Award exercise or purchase price or in satisfaction of obligations for Tax-Related Items incident to the exercise of an Option or Stock Appreciation Right; (ii) Shares that are not issued or delivered as a result of the net-settlement of an outstanding Option or Stock Appreciation Right; or (iii) Shares that are repurchased on the open market with the proceeds of the exercise of an Option.

    (c)   Shares Not Counted Against Share Pool Reserve. To the extent permitted by applicable law or any stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by applicable law or any stock exchange rule, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the stockholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

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3.2  Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, subject to Section 3.1(b)(iii) hereof.

3.3  Limitation on Number of Shares Subject to and Amounts payable under Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, where it is intended to comply with Section 162(m) of the Code, the maximum number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 3,000,000 Shares and the maximum amount that may be paid in cash during any calendar year with respect to any Award (including, without limitation, any Performance Bonus Award) shall be $5,000,000. To the extent required by Section 162(m) of the Code or the U.S. Department of Treasury regulations promulgated thereunder, in applying the foregoing limitations with respect to a Participant, if any Option or SAR is cancelled, the cancelled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Participant. For this purpose, the repricing of an Option (or in the case of a SAR, the reduction of the base amount on which the stock appreciation is calculated in order to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

ARTICLE 4.    ELIGIBILITY AND PARTICIPATION

4.1  Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is providing Service to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of the U.S. Department of Treasury regulations promulgated under Section 409A of the Code.

4.2  Participation. Subject to the provisions of the Plan, the Committee, from time to time, may select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

ARTICLE 5.    STOCK OPTIONS

5.1  General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

    (a)  Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 5.2(c) hereof, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

    (b)  Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten (10) years. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

    (c)   Death. Subject to the term of the Option set forth in the Award Agreement, upon the death of a Participant, the Option may be exercised following the Participant's death to the extent and within such period as may be specified in the Award Agreement, by such persons as may be

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    permitted thereunder, which may include any of the following: (i) the Participant's designated beneficiary, provided that such designation is permitted under applicable laws and that such beneficiary has been designated before the Participant's death in a form acceptable to the Company; (ii) the Participant's legal representative or representatives; (iii) the person or persons entitled to do so pursuant to the Participant's last will and testament; or (iv) if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

    (d)  Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Award is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guarantied by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) other property acceptable to the Committee; or (vi) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to Participants. The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

5.2  Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any "subsidiary corporation," as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

    (a)  Expiration. Subject to Section 5.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

        (i)    Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

        (ii)   Three (3) months after the Participant's termination of Service; and

        (iii)  One (1) year after the date of the Participant's termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).

    (b)  Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock

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    Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

    (c)   Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

    (d)  Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.

    (e)  Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

    (f)   Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

ARTICLE 6.    RESTRICTED STOCK AWARDS

6.1  Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Eligible Individuals selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

6.2  Purchase Price. At the time of the grant of an Award of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award of Restricted Stock. To the extent required by applicable law, the price to be paid by the Participant for each Share subject to the Award of Restricted Stock shall not be less than the par value of a Share (or such higher amount required by applicable law). The purchase price of Shares acquired pursuant to the Award of Restricted Stock shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by Service rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with applicable law.

6.3  Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.4  Dividends. Any dividends that are distributed with respect to Shares of Restricted Stock shall be paid in accordance with the applicable Award Agreement which may, without limitation, provide that payment of dividends will be (i) made currently, (ii) withheld by the Company and paid when the Restricted Stock vests, (iii) reinvested in additional Shares of Restricted Stock or (iv) a combination thereof, as determined by the Committee in its sole discretion; provided that, for Shares of Restricted Stock that are subject to vesting upon the attainment of performance goals shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.

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6.5  Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.6  Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.    STOCK APPRECIATION RIGHTS

7.1  Grant of Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions and such additional terms and conditions as may be specified by the Committee:

    (a)  Exercise Price. The exercise price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price per Share for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

    (b)  Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

7.2  Payment and Limitations on Exercise.

    (a)  A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date the SAR is exercised over the aggregate exercise price of the SAR, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.

    (b)  Payment of the amounts determined under Section 7.2(a) hereof shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

ARTICLE 8.    RESTRICTED STOCK UNITS

8.1  Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

8.2  Vesting Conditions. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on the passage of time or the attainment of performance-based conditions.

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8.3  Form and Timing of Payment. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, the Company shall, subject to Section 11.4(a) hereof and satisfaction of applicable Tax-Related Items (as further set forth in Section 16.3 hereof), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 12 hereof.

8.4  General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

ARTICLE 9.    OTHER SHARE-BASED AWARDS

9.1  Grants of Other Share-Based Awards. The Committee is authorized under the Plan to make Awards (other than Options, Restricted Stock, SARs and Restricted Stock Units) to Eligible Individuals subject to the terms and conditions set forth in this Article 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. These Awards may include, among other forms, Dividend Equivalent Rights and Share Payments. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

    (a)  Dividend Equivalent Rights. Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Full Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that, to the extent Shares subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed.

    (b)  Share Payments. Any Eligible Individual selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee. The number of Shares shall be determined by the Committee and may be based upon Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter. Any Award of Share Payments shall be made in compliance with Section 409A of the Code, if applicable.

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    (c)   Exercise Price. The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Article 9; provided that such exercise price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable law.

    (d)  Form of Payment. Payments with respect to any Awards granted under this Section 9.1 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

9.2  Vesting Conditions. The Committee shall specify the date or dates on which the Awards granted pursuant to this Article 9 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on the passage of time or the attainment of performance-based conditions.

9.3  Term. Except as otherwise provided herein, the term of any Award granted pursuant to this Article 9 shall be set by the Committee in its discretion.

ARTICLE 10.    PERFORMANCE-BASED AWARDS FOR COVERED EMPLOYEES

10.1  Purpose. The purpose of this Article 10 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6, 8 or 9 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 10 shall control over any contrary provision contained in Articles 6, 8 or 9; provided that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 10.

10.2  Applicability. This Article 10 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards that are intended to qualify as Qualified Performance-Based Compensation. The designation of a Covered Employee as a Participant for a Performance Period shall not entitle the Participant, in any manner, to receive an Award for the period. Moreover, the designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other Performance Period.

10.3  Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6, 8 or 9 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of Service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee, in writing (a) shall designate one or more Covered Employees as eligible for an Award, (b) shall designate the Performance Period over which the Performance Goals shall be measured; (c) shall select the Performance Criteria applicable to the Performance Period, (d) shall establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (e) shall specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the

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Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

10.4  Performance Bonus Awards. The Committee is authorized under the Plan to grant Performance Bonus Awards, which are Performance-Based Awards payable in the form of cash, that shall vest upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

10.5  Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must provide Services to the Company or an Affiliate on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

10.6  Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any U.S. Department of Treasury regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 11.    PROVISIONS APPLICABLE TO AWARDS

11.1  Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2  Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant's Service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

11.3  Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, no Awards fully vest before the first anniversary of the date of grant, subject to earlier vesting in whole or in part as contemplated in Section 12.2 hereof or in connection with the death, disability or other termination of the Participant's employment; provided that the minimum vesting period set forth in this sentence shall not apply to Awards relating to Shares in the Unrestricted Pool, which shall be subject to vesting over such period as the Committee shall specify.

11.4  Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. To the extent and under such terms and conditions as determined by the Committee and provided such transfer is consistent with securities offerings registered on a Form S-8, a Participant may assign or transfer an Award (other than an Incentive Stock Option) without consideration to any of the following Permitted Assignees: (i) to the Participant's spouse, children or grandchildren (including any adopted and step

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children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan.

11.5  Stock Certificates; Book Entry Procedures.

    (a)  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting, as applicable, of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, including laws of jurisdictions outside of the United States, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including, without limitation, a window-period limitation, as may be imposed in the discretion of the Committee.

    (b)  Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.6  Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 12.    CHANGES IN CAPITAL STRUCTURE

12.1  Adjustments.

    (a)  In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number

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    and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 3.1 and 3.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance goals or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

    (b)  In the event of any transaction or event described in Section 12.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

        (i)    To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

        (ii)   To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

        (iii)  To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

        (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

        (v)   To provide that the Award cannot vest, be exercised or become payable after such event.

    (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b) hereof:

        (i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The

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        adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

        (ii)   The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

12.2  Change in Control.

    (a)  Notwithstanding Section 12.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant's Awards are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding. In the event that the terms of any agreement (other than the Award Agreement) between the Company or any Affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2(a), this Section 12.2(a) shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

    (b)  The Committee may at any time provide that one or more Awards will automatically accelerate in connection with a Change in Control, whether or not those Awards are assumed or otherwise continue in full force and effect. In addition, where Awards are assumed or continued after a Change in Control, the Committee may provide that one or more Awards will automatically accelerate upon an involuntary termination of the Participant's employment or service within a designated period following the effective date of such Change in Control. Any such Award shall accordingly, immediately prior to the effective date of such Change in Control or upon an involuntary termination of the Participant's employment or service following a Change in Control, become fully exercisable and all forfeiture restrictions on such Award shall lapse.

    (c)   Upon a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including, without limitation, the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

    (d)  The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

12.3  No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall

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be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 13.    ADMINISTRATION

13.1  Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable law or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors, each of whom is an "outside director," within the meaning of Section 162(m) of the Code, a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and an "independent director" under the applicable New York Stock Exchange rules (or other principal securities market on which Shares are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term "Committee" as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5 hereof. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term "Committee" as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

13.2  Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3  Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

    (a)  Designate Participants to receive Awards;

    (b)  Determine the type or types of Awards to be granted to each Participant;

    (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

    (d)  Determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards intended to

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    qualify as Qualified Performance Based-Compensation, except as permitted under Section 162(m) of the Code;

    (e)  Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

    (f)   Prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the United States;

    (g)  Decide all other matters that must be determined in connection with an Award;

    (h)  Establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan for the purposes of complying with foreign laws and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the United States, as it may deem necessary or advisable to administer the Plan;

    (i)    To suspend or terminate the Plan at any time provided that such suspension or termination does not impair rights and/or increase obligations of the affected Participant under any outstanding Award without written consent of such Participant;

    (j)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

    (k)   Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4  Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.5  Delegation of Authority. To the extent permitted by applicable law, the Board, from time to time, may delegate to a Committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Furthermore, if the authority to grant or amend Awards has been delegated to the Committee pursuant and subject to the preceding sentence, such authority may be further delegated by the Committee to one or more officers of the Company. For the avoidance of doubt, provided it meets the limitations of this Section 13.5, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in applicable laws or regulations, including in jurisdictions outside the United States. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board (or, as applicable, Committee).

ARTICLE 14.    EFFECTIVE AND EXPIRATION DATE

14.1  Plan History. The Plan was originally approved by shareholders on April 27, 2004. The Plan was subsequently amended on April 29, 2008, and was subsequently amended and restated on May 18, 2011

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and on May 8, 2013. The amendment and restatement of the Plan was last approved by the Board on March 27, 2015, and approved by stockholders of the Company on [    •    ], 2015.

14.2  Expiration Date. The Plan will continue in effect until it is terminated by the Board pursuant to Section 15.1 hereof, except that no Incentive Stock Options may be granted under the Plan after the tenth (10th) anniversary of March 27, 2015. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.    AMENDMENT, MODIFICATION, AND TERMINATION

15.1  Amendment, Modification, and Termination. Subject to Section 16.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), or (ii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or SAR may be amended to reduce the per-Share exercise price of the Shares subject to such Option or SAR below the per-Share exercise price as of the date the Option or SAR is granted and, except as permitted by Article 12, (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per-Share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per-Share exercise price that is higher than the Fair Market Value of a Share.

15.2  Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 16.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to facilitate compliance with applicable law, as determined in the sole discretion of the Committee, no termination, amendment, or modification of the Plan shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ARTICLE 16.    GENERAL PROVISIONS

16.1  No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2  No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of another Award.

16.3  Tax-Related Items. The Company or any Affiliate, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Participant arising as a result of the Participant's participation in the Plan or to take such

2015 Proxy Statement A-19

other action as may be necessary or appropriate in the opinion of the Company or an Affiliate, as applicable, to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Participant's wages or other cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant's behalf, without need of further authorization; or (c) in the Committee's sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Participant or such other person arising as a result of an Award.

16.4  No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's Service at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

16.5  Unfunded Status of Awards. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6  Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7  Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8  Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Subsidiaries and/or Affiliates.

16.9  Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10  Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

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16.11  Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.12  Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations of the United States and jurisdictions outside the United States, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any applicable law in the United States or in a jurisdiction outside of the United States or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act any of the Shares paid pursuant to the Plan. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13  Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

16.14  Section 409A. Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date the Plan became effective. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the date the Plan became effective), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest

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and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

16.15  No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 16.14 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

16.16  Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company's securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws.

16.17  Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

* * * *

A-22 2015 Proxy Statement

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CIBER, INC. M93407-P67020 Ciber, inC. Wells Fargo shareoWner serviCes 161 north ConCord exChange south st. Paul, Mn 55075 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 9:59 pm Mountain Daylight Time on June 23, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CBR2015 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 9:59 pm Mountain Daylight Time on June 23, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive your proxy card by 5:00 pm Mountain Daylight Time on June 23, 2015. 2. Advisory vote to approve the compensation of our named executive officers. 3. Ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2015. 4. Approve the Amended and Restated 2004 Incentive Plan. 01) Richard K. Coleman, Jr. 02) Mark Lewis 1. Elect two (2) Class II Directors. Nominees: Vote on Directors Vote on Proposals The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: NOTE: This Proxy will be voted as directed. If no instructions are specified, this Proxy will be voted FOR ALL the director nominees and FOR Proposals 2, 3 and 4. If any other business is presented at such meeting, this Proxy will be voted by the Proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

M93408-P67020 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement, and 2014 Annual Report on Form 10-K are available at www.proxyvote.com. CIBER, INC. 6363 South Fiddler's Green Circle, Suite 1400, Greenwood Village, Colorado 80111 The undersigned hereby appoints Michael Boustridge and M. Sean Radcliffe, or either of them, with full power of substitution, as attorneys-in-fact, as agents and Proxies (the "Proxies") to vote on behalf of the undersigned all shares of common stock, $0.01 par value, of Ciber, Inc. (the "Company"), that the undersigned is entitled to vote at the 2015 Annual Meeting of Shareholders (the "Meeting"), to be held on the Internet at www.virtualshareholdermeeting.com/CBR2015, on Wednesday, June 24, 2015 at 9:00 am Mountain Daylight Time, and at any and all adjournments or postponements thereof. Should you have an account in the Ciber 401(k) Savings Plan (the "Plan"), this Proxy represents the number of Ciber shares allocable to that Plan account, as well as, other shares registered in your name. As a "named fiduciary" under the Plan for Ciber shares allocable to that Plan account and shares for which no voting instructions are received, this Proxy will serve as voting instructions for Principal Trust Company, trustee for the Ciber 401(k) Plan, or its designee. The Plan provides that the trustee will vote each participant's shares in accordance with the participant's instructions. If the trustee does not receive voting instructions for Ciber shares allocable to the Plan account by 5:00 pm Mountain Daylight time on June 23, 2015 if voting by mail or by 9:59 pm Mountain Daylight Time on June 23, 2015 if voting by telephone or Internet, those shares, and any other Ciber shares under the Plan for which no voting instructions are received, will be voted in accordance with the terms of the Plan, in the same proportion as the shares for which voting instructions have been received. In its discretion, the trustee is authorized to vote upon such other matters as may properly come before the meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT RETURN YOUR PROXY BY MAIL. Continued and to be signed on reverse side